--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   AMENDMENT


                                     NO. 1


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              JLG INDUSTRIES, INC.

                                  PENNSYLVANIA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      3531
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   25-1199382
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                                  1 JLG DRIVE
                         MCCONNELLSBURG, PA, 17233-9533
                                 (717) 485-5161
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE, OF AGENT
                                  FOR SERVICE)

                             JAMES H. WOODWARD, JR.
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              JLG INDUSTRIES, INC.
                                  1 JLG DRIVE
                         MCCONNELLSBURG, PA, 17233-9533
                                 (717) 485-5161

                                   Copies to:

                             THOMAS D. SINGER, ESQ.
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                              JLG INDUSTRIES, INC.
                                  1 JLG DRIVE
                         MCCONNELLSBURG, PA, 17233-9533
                                 (717) 485-5161

                              W. ANDREW JACK, ESQ.
                              COVINGTON & BURLING
                         1201 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 662-6000

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   As soon as practicable after this Registration Statement becomes effective
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                           AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING
SECURITIES TO BE REGISTERED                     REGISTERED(1)           PER UNIT(1)              PRICE(1)
----------------------------------------------------------------------------------------------------------------
8 1/4% Senior Notes Due 2008..............       $125,000,000               100%               $125,000,000
----------------------------------------------------------------------------------------------------------------
Note Guarantees(2)........................           (2)                    (3)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS OF                            AMOUNT OF
SECURITIES TO BE REGISTERED                  REGISTRATION FEE(1)
------------------------------------------
8 1/4% Senior Notes Due 2008..............        $10,112.50
------------------------------------------
Note Guarantees(2)........................           (3)
-----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) The Company's material domestic subsidiaries, listed on the table below (the "Note Guarantors") have guaranteed on a senior unsecured basis, jointly and severally, the payment of principal, premium, and interest on the 8 1/4% Senior Notes due 2008 being registered hereby (the "Note Guarantees"). The Note Guarantors are registering the Note Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required in respect of the Note Guarantees.
(3) Not applicable.
                        TABLE OF ADDITIONAL REGISTRANTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                             STATE OR OTHER           PRIMARY STANDARD
                                                              JURISDICTION               INDUSTRIAL
                                                           OF INCORPORATION OR         CLASSIFICATION          I.R.S. EMPLOYER
REGISTRANT                                                    ORGANIZATION              CODE NUMBER         IDENTIFICATION NUMBER
----------------------------------------------------------------------------------------------------------------------------------
ACCESS FINANCIAL SOLUTIONS, INC. .....................          MARYLAND                    6159                 23-2208212
----------------------------------------------------------------------------------------------------------------------------------
FULTON INTERNATIONAL, INC. ...........................          DELAWARE                    6794                 25-1589019
----------------------------------------------------------------------------------------------------------------------------------
GRADALL INDUSTRIES, INC. .............................          DELAWARE                    3531                 36-3381606
----------------------------------------------------------------------------------------------------------------------------------
JLG EQUIPMENT SERVICES, INC. .........................        PENNSYLVANIA                  3531                 25-1561946
----------------------------------------------------------------------------------------------------------------------------------
JLG MANUFACTURING, LLC................................        PENNSYLVANIA                  3531                 23-2926129
----------------------------------------------------------------------------------------------------------------------------------
THE GRADALL COMPANY...................................            OHIO                      3531                 34-1405233
----------------------------------------------------------------------------------------------------------------------------------
JLG OMNIQUIP, INC. ...................................          DELAWARE                    3531                 20-0102339
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                              JLG INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                                  $125,000,000

                          8 1/4% SENIOR NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
     FOR $125,000,000 OUTSTANDING UNREGISTERED 8 1/4% SENIOR NOTES DUE 2008

     We are offering to exchange $125,000,000 aggregate principal amount of registered 8 1/4% senior notes due 2008, which we refer to as the exchange notes, for $125,000,000 aggregate principal amount of unregistered 8 1/4% senior notes due 2008, which we refer to as the original notes. The terms of the exchange notes are identical in all material respects to the terms of the original notes except that the exchange notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, the transfer restrictions and registration rights applicable to the original notes are not applicable to the exchange notes.


     - Our offer to exchange original notes for exchange notes will be open until 5:00 p.m., New York City time, on September 8, 2003, unless we extend the offer.


     - We will exchange all outstanding original notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. You should carefully review the procedures for tendering the original notes beginning on page 23 of this prospectus.

     - If you fail to tender your original notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - The exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

     - We will not receive any proceeds from the exchange offer.

     - No public market currently exists for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or Nasdaq, and, therefore, no active public market is anticipated.

     - Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal to be used in connection with this exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" starting on page 81 of this prospectus.

     INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS AUGUST 8, 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Certain Definitions.........................................   ii
Incorporation of Documents By Reference.....................   ii
Where You Can Find More Information.........................   ii
Forward-Looking Statements..................................  iii
Summary.....................................................    1
Selected Consolidated Historical Financial Data.............    8
Risk Factors................................................   10
Recent Developments.........................................   20
Use of Proceeds.............................................   20
Capitalization..............................................   21
Supplemental Information Regarding Financial Condition......   22
The Exchange Offer..........................................   23
Description of Exchange Notes...............................   34
Book-Entry; Delivery and Form...............................   73
Certain United States Federal Tax Considerations............   77
Plan of Distribution........................................   81
Legal Matters...............................................   82
Experts.....................................................   82

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THEN. WE ARE NOT MAKING AN OFFER TO SELL THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. WE WILL PROVIDE A COPY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE, AT NO COST, TO ANY PERSON WHO RECEIVES THIS PROSPECTUS. TO REQUEST A COPY OF ANY OR ALL OF THESE DOCUMENTS, YOU SHOULD WRITE OR TELEPHONE US AT 1 JLG DRIVE, MCCONNELLSBURG, PA, 17233-9533,
(717) 485-5161, ATTENTION: CORPORATE SECRETARY. IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2003. SEE "INCORPORATION OF DOCUMENTS BY REFERENCE" AND "THE EXCHANGE OFFER" FOR ADDITIONAL INFORMATION.

                              CERTAIN DEFINITIONS

     As used in this prospectus, "exchange notes" refers to the notes issued pursuant to this prospectus, "original notes" refers to the notes issued by the Company on May 5, 2003, and "notes" refers to both the exchange notes and the original notes.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Important business and financial information about our Company is "incorporated by reference" into this prospectus. This means that we are disclosing important information to you by referring you to certain documents we have filed with the Securities and Exchange Commission ("SEC") rather than including the information in this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination or expiration of this exchange offer:

     - our annual report on Form 10-K/A for the fiscal year ended July 31, 2002 dated July 30, 2003;

     - our quarterly reports on Forms 10-Q/A for the quarters ended October 31, 2002 and January 31, 2003, each dated July 30, 2003, and our quarterly report on Forms 10-Q for the quarter ended April 30, 2003 dated May 29, 2003;

     - our Definitive Proxy Statement dated October 4, 2002;

     - our current reports on Form 8-K dated July 8, 2003 and July 28, 2003.

     Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus or in earlier-dated documents incorporated by reference.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. You may also review a copy of those documents at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings by accessing the SEC's Internet site at http://www.sec.gov.

     In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or telephone number: 1 JLG Drive, McConnellsburg, PA, 17233-9533, (717) 485-5161, Attention: Corporate Secretary.

     This document contains summaries of the terms of certain agreements that we believe to be accurate in all material respects. However, we refer you to the actual agreements for complete information relating to those agreements. All summaries contained in this prospectus are qualified in their entirety by this reference. We will make copies of those documents available to you upon your requests to us.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes offered by this prospectus. This prospectus does not include all of the information included in the registration statement, as permitted by the rules and regulations of the SEC.

                           FORWARD-LOOKING STATEMENTS

     We have made and incorporated by reference in this prospectus forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include declarations about our and our management's goals, beliefs, plans, intents or current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "believes," "expects," "estimates," "projects," "anticipates," "plans," "forecasts" and similar expressions. Except as required by law, we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. In addition to the specific risk factors described in the Section entitled "Risk Factors," important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

     - general economic and capital market conditions, including political and economic uncertainty in various areas of the world where we do business;

     - varying and seasonal levels of demand for our products and services;

     - consolidation within our customer base and the resulting increased concentration of our sales;

     - pricing and product actions taken by competitors;

     - credit risks from our financing of customer purchases;

     - limitations on customer access to credit for purchases;

     - limitations on access to capital markets for short-term debt, securitizations and other means of monetizing assets, including customer finance receivables;

     - risks associated with financing and integrating acquisitions in the future;

     - customers' perception of our financial condition relative to that of our competitors;

     - potential accounting, regulatory or other changes to rules relating to securitization transactions and other means of monetizing assets;

     - changes in United States or foreign tax laws or regulations;

     - reliance upon suppliers and risks of production disruptions and supply and capacity constraints;

     - costs of raw materials and energy;

     - risks associated with reconfiguration and relocation of manufacturing operations;

     - the effectiveness of our cost reduction initiatives;

     - industry innovation and our own research and development efforts;

     - interest and foreign currency exchange rates;

     - risks associated with product liability;

     - risks associated with use of hazardous materials;

     - unforeseen liabilities arising from patent or other litigation; and

     - our dependence on key management.

     Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties, see "Risk Factors."

                                    SUMMARY

     In this prospectus, the words "we," "us," "our," the "Company," "JLG," and similar references are to JLG Industries, Inc., the issuer of the notes, and its subsidiaries except where the context indicates otherwise. This summary highlights some of the information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully you should read this entire prospectus carefully, including the section entitled "Risk Factors," the financial statements, and the documents referred to and incorporated by reference in this prospectus. Unless otherwise noted, all financial statement and operating data presented in this prospectus are as of April 30, 2003.

                                  OUR COMPANY

     Founded in 1969, we are the world's leading producer of aerial work platforms and a leading global manufacturer of variable-reach rough-terrain material handlers ("telehandlers") and telescoping hydraulic excavators. Our products are marketed under the JLG(R) and Gradall(R) brand names, which are widely recognized by customers and end-users as symbols of outstanding product quality and safety, innovative design, reliability, efficiency and life-cycle cost effectiveness. In addition to designing and manufacturing our products, we provide our customers with after-sales service and support and financing and leasing solutions. With 22 sales and service offices on six continents, we market our products worldwide primarily to equipment rental companies and distributors who in turn rent and sell our products to a diverse customer base in the construction, industrial and commercial markets. We operate five manufacturing facilities in Pennsylvania, Ohio, California and Belgium. Our common stock is traded on the New York Stock Exchange under the symbol "JLG." The mailing address and telephone numbers of our principal executive offices is JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233-9533,
(717) 485-5161.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


     On May 5, 2003, we completed an offering of $125 million principal amount of 8 1/4% senior notes due 2008 that was exempt from the registration requirements of the Securities Act. In connection with that private offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to complete this exchange offer by September 8, 2003.


Exchange Offer................   We are offering to exchange up to $125 million
                                 principal amount of our 8 1/4% senior notes due
                                 2008 which have been registered under the Securities Act for an equal amount of our outstanding 8 1/4% senior notes due 2008, to satisfy our obligations under the registration rights agreement that we entered into when the original notes were sold in transactions under Rule 144A and/or Regulation S under the
                                 Securities Act.


Expiration Date; Tenders......   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on September 8, 2003, unless extended.



Withdrawal; Non-Acceptance....   You may withdraw any original notes tendered in
                                 the exchange offer at any time prior to 5:00 p.m., New York City time, on September 8, 2003.
                                 If we decide for any reason not to accept any original notes tendered for exchange, the original notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust
                                 Company, any withdrawn or unaccepted original notes will be credited to the tendering holder's account at The Depository Trust
                                 Company.

                                 For further information regarding the
                                 withdrawal of tendered original notes, see "The Exchange Offer -- Terms of the Exchange Offer;" "-- Expiration Date; Extension; Termination; Amendment" and "-- Withdrawal Rights."

Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions, which we may waive. See the
                                 discussion below under the caption "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer" for more information regarding the conditions to the exchange offer.

Exchange Agent................   The Bank of New York is serving as exchange
                                 agent in connection with this exchange offer.
                                 The Bank of New York also serves as trustee under the indenture that governs the exchange notes and the original notes

Procedures for Tendering
Original Notes................   If you wish to participate in the exchange
                                 offer, you must
                                 either:


                                 - complete, sign and date an original or faxed
                                   letter of transmittal in accordance with the instructions in the letter of transmittal accompanying this prospectus; or

                                 - arrange for The Depository Trust Company to
                                   transmit required information to the exchange agent in connection with a book-entry transfer.

                                 Then you must mail, fax or deliver all required documentation to The Bank of New York, which is acting as the exchange agent for the exchange offer. The exchange agent's address appears on the letter of transmittal. By tendering your original notes in either of these manners, you will represent to and agree with us that:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you are not engaged in, and you do not intend
                                   to engage in, the distribution (within the meaning of the federal securities laws) of the exchange notes;

                                 - you have no arrangement or understanding with
                                   anyone to participate in a distribution of the exchange notes; and

                                 - you are not an "affiliate," as defined in
                                   Rule 405 under the Securities Act, of the Company.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Original Notes" and "The Depository Trust Company Book-Entry Transfer."

                                 Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of original notes
                                 that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your original notes, you should contact your intermediary entity promptly and instruct it to tender the exchange notes on your behalf.

Guaranteed Delivery
Procedures....................   If you desire to tender original notes in this
                                 exchange offer and:

                                 - the original notes are not immediately
                                   available;

                                 - time will not permit delivery of the original
                                   notes and all required documents to the
                                   exchange agent on or prior to the expiration date; or

                                 - the procedures for book-entry transfer cannot
                                   be completed on a timely basis,

                                 you may nevertheless tender the original notes, provided that you comply with all of the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Resales of Exchange Notes.....   Based on an interpretation by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that you can resell and transfer your exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, if you can make the representations that appear above under the heading "-- Procedures for Tendering Original Notes"

                                 We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations appearing above, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We are not indemnifying you against this liability.

Accrued Interest on the
Exchange Notes and the
Original Notes................   The exchange notes will bear interest from the
                                 most recent date to which interest has been paid on the original notes. If your original notes are accepted for exchange, then you will receive interest on the exchange notes and not on the original notes.


Certain United States Federal
Tax Considerations............   The exchange of original notes for exchange
                                 notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "Certain United States
                                 Federal Tax Considerations" for more
                                 information regarding the tax consequences to you of the exchange offer.


Consequences of Failure to
Exchange Original Notes.......   All untendered original notes will remain
                                 subject to the restrictions on transfer
                                 provided for in the original notes and in the indenture. Generally, the original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connec-tion with the exchange offer, we do not currently anticipate that we will register the original notes under the Securities Act.

                                 Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes in this exchange offer. We will pay all registration expenses incident to the exchange offer.

                   SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

     The following is a summary of the terms of the exchange notes. The terms of the exchange notes are the same in all material respects to the terms of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, the transfer restrictions applicable to the original notes will not be applicable to the exchange notes and the exchange notes will not bear any legends restricting their transfer. In addition, the exchange notes generally will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the original notes and both the original notes and the exchange notes are governed by the same indenture. Both the original notes and the exchange notes will be treated as a single class of notes should any original notes remain outstanding following this exchange offer.

Exchange Notes................   $125,000,000 principal amount of 8 1/4% senior
                                 notes due 2008.

Issuer........................   JLG Industries, Inc.

Interest Payments.............   Interest will be payable semiannually in
                                 arrears on May 1 and November 1 of each year, beginning November 1, 2003.

Maturity Date.................   May 1, 2008

No Redemption.................   We may not redeem any of the notes at our
                                 option prior to the maturity date. The notes will not be entitled to any mandatory sinking fund.

Change of Control.............   If we experience a change of control as defined
                                 under "Description of Notes," we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Guarantees....................   The notes will be guaranteed on a senior
                                 unsecured basis by all of our existing and future material domestic restricted subsidiaries. Our foreign subsidiaries will not guarantee the notes.

Ranking.......................   The notes and the note guarantees will be our
                                 and the applicable note guarantor's general unsecured senior debt obligations and:

                                 - will be effectively subordinated to all of
                                   our and such guarantor's existing and future secured debt and other secured obligations, if any, to the extent of the value of the assets securing such debt or other obligations;

                                 - will rank equally in right of payment with
                                   all of our and such guarantor's existing and future unsecured senior debt; and

                                 - will rank senior in right of payment to all
                                   of our and such guarantor's existing and future subordinated indebtedness, including our 8 3/8% Senior Subordinated Notes due 2012 and the note guarantees thereunder.

                                 In addition, the notes will be effectively subordinated to the existing and future liabilities of our subsidiaries that are not providing guarantees.

                                 As of April 30, 2003, after giving effect to the offering and the use of proceeds thereof:

                                 - we and the note guarantors had consolidated
                                   senior indebtedness of $291.1 million,
                                   including $164.7 million aggregate principal amount of limited recourse debt from monetizations;

                                 - we and the note guarantors had consolidated
                                   secured indebtedness of $166.1 million (which includes $164.7 million aggregate principal amount of limited recourse debt from monetizations);

                                 - we and the note guarantors had consolidated
                                   total subordinated indebtedness of $175.0 million, consisting of our 8 3/8% Senior Subordinated Notes due 2012 and the note guarantees thereunder; and

                                 - our subsidiaries that are not note guarantors
                                   had total liabilities (including trade
                                   payables but excluding debt owed to JLG or any note guarantor) of $38.1 million.

Restrictive Covenants.........   The terms of the notes place certain
                                 limitations on our and our restricted
                                 subsidiaries' ability, as applicable, to, among other things:

                                 - incur additional indebtedness (including
                                   specified senior indebtedness);

                                 - pay dividends or make certain other
                                   distributions;

                                 - repurchase or redeem capital stock or
                                   subordinated indebtedness;

                                 - make investments;

                                 - create liens or enter into sale and leaseback
                                   transactions;

                                 - sell assets;

                                 - enter into transactions with affiliates;

                                 - incur restrictions on the ability of our and
                                   their respective subsidiaries to pay
                                   dividends or make other payments to us or our applicable restricted subsidiary;

                                 - merge or consolidate with or into any other
                                   person or transfer all or substantially all of our or their assets; and

                                 - transfer or issue shares of capital stock of
                                   restricted subsidiaries.

                                 These limitations are subject to a number of exceptions and qualifications described under "Description of Exchange Notes -- Certain Covenants."

                              RECENT DEVELOPMENTS


     On August 4, 2003, we announced the completion of our acquisition of the OmniQuip business unit of Textron Inc. We purchased the assets of Trak International, Inc., which include all operations relating to the Sky Trak and Lull brand telehandler products. The purchase price was $100 million, with $90 million paid in cash at closing and $10 million paid in the form of an unsecured subordinated promissory note due on the second anniversary of the closing date. See "Recent Developments."

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     We have derived the following selected consolidated historical financial data for the years ended July 31, 1998, 1999, 2000, 2001 and 2002 from our audited consolidated financial statements and the financial data for the nine-month periods ended April 30, 2002 and 2003 from our unaudited condensed consolidated financial statements. You should read the historical consolidated financial statements and the related notes to those financial statements as filed in our Annual Report on Form 10-K/A and our Quarterly Report on Form 10-Q filed with the SEC on July 30, 2003 and May 29, 2003, respectively.

                                                                                                      (UNAUDITED)
                                                                                                   NINE MONTHS ENDED
                                                         YEARS ENDED JULY 31,                          APRIL 30,
                                        -------------------------------------------------------   --------------------
                                          1998     1999(1)       2000        2001       2002        2002        2003
                                        --------   --------   ----------   --------   ---------   ---------   --------
                                                                        (IN THOUSANDS)
INCOME STATEMENT DATA:
  Revenues............................  $530,859   $720,224   $1,056,168   $963,872   $ 770,070   $ 521,246   $517,570
  Cost of sales.......................   402,702    553,271      825,082    775,078     637,983     432,389    427,711
                                        --------   --------   ----------   --------   ---------   ---------   --------
  Gross profit........................   128,157    166,953      231,086    188,794     132,087      88,857     89,859
  Selling, administrative and product
    development expenses..............    55,388     75,431      109,434    104,585      95,279      65,452     66,300
  Goodwill amortization(2)............        --        750        6,166      6,052          --          --         --
  Restructuring charge(3).............     1,689         --           --      4,402       6,091       6,091      2,616
                                        --------   --------   ----------   --------   ---------   ---------   --------
  Income from operations..............    71,080     90,772      115,486     73,755      30,717      17,314     20,943
  Interest expense....................      (254)    (1,772)     (20,589)   (22,195)    (16,255)    (11,710)   (18,340)
  Other income, net...................      (356)     2,016        1,146      2,737       4,759       1,167      7,279
                                        --------   --------   ----------   --------   ---------   ---------   --------
  Income before taxes and cumulative
    effect of change in accounting
    principle.........................    70,470     91,016       96,043     54,297      19,221       6,771      9,882
  Income tax provision................    23,960     29,745       35,536     20,091       6,343       2,235      3,162
                                        --------   --------   ----------   --------   ---------   ---------   --------
  Income before cumulative effect of
    change in accounting principle....    46,510     61,271       60,507     34,206      12,878       4,536      6,720
  Cumulative effect of change in
    accounting principle..............        --         --           --         --    (114,470)   (114,470)        --
                                        --------   --------   ----------   --------   ---------   ---------   --------
  Net income..........................  $ 46,510   $ 61,271   $   60,507   $ 34,206   $(101,592)  $(109,934)  $  6,720
                                        ========   ========   ==========   ========   =========   =========   ========

                                                                                                      (UNAUDITED)
                                                                                                   NINE MONTHS ENDED
                                                         YEARS ENDED JULY 31,                          APRIL 30,
                                        -------------------------------------------------------   --------------------
                                          1998     1999(1)       2000        2001       2002        2002        2003
                                        --------   --------   ----------   --------   ---------   ---------   --------
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed
    charges(4)........................   74.8x      37.7x        5.3x        3.2x       2.0x        1.5x        1.5x

                                                                                                       (UNAUDITED)
                                                           AS OF JULY 31,                         AS OF APRIL 30, 2003
                                        ----------------------------------------------------   ---------------------------
                                          1998       1999       2000       2001       2002     HISTORICAL   AS ADJUSTED(7)
                                        --------   --------   --------   --------   --------   ----------   --------------
                                                                          (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
  Cash and cash equivalents...........  $ 56,793   $ 19,033   $ 25,456   $  9,254   $  6,205    $ 16,529       $106,241
  Working capital.....................   122,672    176,315    165,923    254,752    231,203     292,498        382,210
  Pledged finance receivables(5)......        --         --         --         --     88,688     167,089        167,089
  Property, plant and equipment,
    net...............................    57,652    100,534    105,879     98,403     84,370      80,366         80,366
  Total assets........................   307,339    625,817    653,587    825,589    778,241     825,763        920,475
  Limited recourse debt...............        --         --         --         --     87,571     164,653        164,653
  Total debt(6).......................     3,708    175,793     98,302    299,187    279,329     377,571        472,283
  Shareholders' equity................   207,768    271,283    324,051    333,441    236,042     245,034        245,034
  Total capitalization................   211,476    447,076    422,353    632,628    515,371     622,605        717,317

---------------

(1) Amounts subsequent to 1998 reflect the acquisition of Gradall Industries, Inc. in June 1999 which was accounted for as a purchase.

(2) On August 1, 2001, we elected early adoption of SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests.

(3) In 1998, we recorded restructuring charges of $1.7 million associated with closing a smaller, less productive manufacturing facility, ceasing planned expansion of administrative facilities and other asset impairments. In 2001, we announced a repositioning plan that involved a one-time pre-tax charge of $15.8 million. As part of the $15.8 million, we recorded a restructuring charge of $4.4 million associated with the permanent closure of a manufacturing facility and the reduction of our workforce, and of the remaining $11.4 million, $9.5 million is reflected in cost of sales, $1.0 million in selling, administrative and product development expenses and $0.9 million in other income, net. See the Repositioning and Restructuring Costs footnote to our audited consolidated financial statements incorporated by reference into this prospectus.

    In fiscal 2002, we announced the permanent closure of our facility in Orrville, Ohio, as part of our ongoing capacity rationalization plan. As part of the plan, we recorded a restructuring charge of $6.1 million associated with the closure of the Orrville facility and the reduction of our workforce. In addition, we expect to incur $1.6 million in costs related to relocating certain plant assets and start-up costs associated with the move of the Orrville operations to our McConnellsburg, Pennsylvania facility. Of the $1.6 million in related costs, $0.6 million was expensed during final 2002 and $0.2 million was expensed during the nine months ended April 30, 2003 and is reflected in cost of sales.

    During the second quarter of fiscal 2003, we announced further actions related to our ongoing longer-term strategy to streamline operations and reduce fixed and variable costs. As part of our capacity rationalization plan commenced in early 2001, the 130,000-square foot Sunnyside facility in Bedford, Pennsylvania, which currently produces selected scissor lift models, has been idled and production has been integrated into our Shippensburg, Pennsylvania facility. Additionally, we expect reductions in selling, administrative and product development costs to result from global organizational and process consolidations. When these changes are fully implemented, we expect to generate approximately $20 million in annualized savings at a cost of approximately $9.4 million representing a payback of approximately six months.

    We will be reducing a total of 189 people globally and transferring 99 production jobs from the Bedford Sunnyside operation to the Shippensburg facility. Production of scissor lifts, which are now assembled at the Sunnyside facility, will be integrated into our newer and more flexible 300,000-square foot facility in Shippensburg by fiscal year end. As a result, we anticipate incurring a pre-tax charge of $5.9 million, consisting of $3.5 million in restructuring costs associated with personnel reductions and relocation and lease and contract terminations and $2.4 million in charges related to relocating certain plant assets and start-up costs associated with the move of the Bedford operations to the Shippensburg facility and costs related to our process consolidations. In addition, we will spend approximately $3.5 million on capital requirements. Almost all of these expenses will be cash charges, which will be recorded over the next three quarters following the quarter ended January 31, 2003.

    During the second and third quarters of fiscal 2003, we incurred approximately $3.0 million of the pre-tax charge discussed above, consisting of an accrual for termination benefit costs, which were reported as restructuring costs. During the second and third quarters of fiscal 2003, we paid and charged $0.8 million of termination benefits against the accrued liability.

(4) For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, and the estimated interest portion of rental expense.

(5) Of the finance receivables balances at April 30, 2003 and July 31, 2002, $167.1 million and $88.7 million, respectively, are pledged finance receivables resulting from the sale of finance receivables through limited recourse and non-recourse monetization transactions during fiscal 2002 and the first nine months of fiscal 2003. In compliance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," these transactions are accounted for as debt on our Condensed Consolidated Balance Sheets. The maximum loss exposure associated with these limited recourse agreements is $18.9 million as of April 30, 2003. As of April 30, 2003, our reserve related to these limited recourse arrangements was approximately $2.7 million.

(6) Our total debt is calculated as follows:

                                                                                       (UNAUDITED)
                                            AS OF JULY 31,                        AS OF APRIL 30, 2003
                           -------------------------------------------------   ---------------------------
                            1998      1999      2000       2001       2002     HISTORICAL   AS ADJUSTED(7)
                           ------   --------   -------   --------   --------   ----------   --------------
                                                           (IN THOUSANDS)
Overdraft credit
  facility...............  $   --   $  2,656   $ 8,521   $ 21,685   $ 13,934    $     --       $     --
Revolving credit
  facility...............      --    169,912    87,000    275,000         --      30,288             --
Senior notes offered
  hereby.................      --         --        --         --         --          --        125,000
Limited recourse
  debt(a)................      --         --        --         --     87,571     164,653        164,653
8 3/8% senior
  subordinated notes.....      --         --        --         --    175,000     175,000        175,000
Other....................   3,708      3,225     2,781      2,502      2,824       7,630          7,630
                           ------   --------   -------   --------   --------    --------       --------
  Total debt.............  $3,708   $175,793   $98,302   $299,187   $279,329    $377,571       $472,283
                           ======   ========   =======   ========   ========    ========       ========

       ----------------------

       (a) Refers to indebtedness related to the monetization of finance receivables, for which our maximum loss exposure was $18.9 million as of April 30, 2003.

(7) Adjusted to reflect consummation of the offering as of April 30, 2003 and the application of a portion of the estimated net proceeds from the offering of the notes to repay outstanding indebtedness under our $250 million revolving credit facility and the reduction of the commitment thereunder as described under "Use of Proceeds."

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us, our business and an investment in the exchange notes. Any of the following risks, as well as other risks and uncertainties, could harm the value of the exchange notes directly, or our business and financial results and thus indirectly cause the value of the exchange notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones facing the exchange notes or our Company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                       RISKS RELATED TO OUR INDEBTEDNESS

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     We have, and after the offering we will have, a significant amount of outstanding indebtedness. As of April 30, 2003, after application of the net proceeds from the original notes offering as described under "Use of Proceeds", our total indebtedness including our limited recourse debt from monetizations was approximately $472.3 million, excluding unused commitments under our credit facilities.

     Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of the notes and our other indebtedness. Our leverage could have significant consequences for you. For example, it could:

     - make it more difficult for us to satisfy our other obligations with respect to the notes, including our repurchase obligation upon the occurrence of specified change of control events;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to obtain additional financing;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the amount of our cash flow available for other general corporate purposes, including capital expenditures, research and development efforts and working capital;

     - require us to sell other securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

     - restrict us from making strategic acquisitions, investing in new products or capital assets or taking advantage of business opportunities;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

     - place us at a possible competitive disadvantage compared to our competitors which have less debt.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD INTENSIFY THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes, the indenture governing our senior subordinated notes, and our credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of April 30, 2003, after application of a portion of the net proceeds from the offering of the original notes to repay indebtedness under our $250 million revolving credit facility and the reduction of the commitments thereunder as described in "Use of Proceeds," we had $144.7 million of additional permitted borrowings under our credit facilities. If new debt is added to our and our subsidiaries' current debt levels, the substantial leverage risks that we now face could increase. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. See "Capitalization" and "Description of Exchange Notes."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund operations will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business and other factors that are beyond our control.

     Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuation. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facilities or otherwise in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to restructure or refinance any of our indebtedness on satisfactory terms, if at all, which could cause us to default on our obligations and impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

RESTRICTIVE COVENANTS IN THE NOTES AND OUR OTHER INDEBTEDNESS COULD ADVERSELY AFFECT OUR BUSINESS BY LIMITING OUR OPERATING AND STRATEGIC FLEXIBILITY.

     The indenture relating to the notes, the indenture relating to our senior subordinated notes, and our credit facilities, as these facilities are amended from time to time, contain, as applicable, restrictive covenants, subject to certain exceptions, that limit our ability to, among other things:

     - incur additional indebtedness (including specified senior indebtedness);

     - pay dividends or make certain other distributions;

     - repurchase or redeem capital stock or subordinated indebtedness;

     - make investments;

     - create liens or enter into sale and leaseback transactions;

     - sell assets;

     - enter into transactions with affiliates;

     - incur restrictions on the ability of our respective subsidiaries to pay dividends or make other payments to us;

     - merge or consolidate with or into any other person or transfer all or substantially all of our assets; and

     - transfer or issue shares of capital stock of restricted subsidiaries.

     As a result of these covenants, our ability to respond to changing business and economic conditions and to secure additional financing may be significantly restricted, and we may be prevented from engaging in transactions, including acquisitions, that might be considered important to our growth strategy or otherwise beneficial to us. Any breach of these covenants could cause a default under our other debt and the notes. As a result, a substantial portion of our debt then may become immediately due and payable. We are not certain whether we would have, or would be able to obtain, sufficient funds to be able to make these accelerated payments on our other debt and the notes. Such covenants may also limit our ability to finance future operations and capital needs.

FAILURE TO MEET OBLIGATIONS UNDER OUR CREDIT FACILITIES COULD AFFECT OUR ABILITY TO REPAY OUR INDEBTEDNESS.

     Our existing credit facilities also require us to maintain specified financial ratios, including various leverage ratios and interest coverage ratios. Our ability to meet these financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants or restrictions or our inability to comply with the required financial ratios could result in an event of default under our credit facilities. In the event of any default under our credit facilities, the lenders thereunder will not be required to lend any additional amounts to us and could elect to declare all outstanding borrowings, together with accrued interest, to be due and payable. The acceleration of outstanding loans under our credit facilities in excess of $20.0 million or the failure to pay any principal amount of, or interest on, any such loans would constitute an event of default with respect to the notes and the senior subordinated notes. If the lenders under our credit facilities accelerate the payment of that indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and any other debt, including the notes, that may also be accelerated following the acceleration of our credit facilities. In the recent past we have had to obtain waivers from our lenders under each of our credit facilities to waive compliance with certain financial ratios and other covenants stipulated under those facilities. See "Description of Exchange Notes."

ALTHOUGH THE NOTES ARE REFERRED TO AS "SENIOR NOTES," THEY WILL BE EFFECTIVELY SUBORDINATED TO ANY SECURED INDEBTEDNESS OF JLG AND THE SUBSIDIARY GUARANTORS AND ALL OBLIGATIONS OF THE NON-GUARANTOR SUBSIDIARIES.

     The notes will be unsecured obligations of JLG and will be guaranteed by substantially all of our existing and future material domestic subsidiaries. The notes will not be guaranteed by our other subsidiaries (including all of our foreign subsidiaries). Our credit facilities are currently secured by a security interest in certain of the assets of the Company and certain of its subsidiaries, including certain accounts and finance receivables, domestic inventory, equipment and chattel paper, as well as pledges of stock of certain of the Company's subsidiaries. The indenture for the notes will allow us to secure indebtedness incurred under our credit facilities, or any debt incurred to refinance such facilities up to an aggregate amount of $275 million, with additional or different collateral and to secure certain other indebtedness incurred to finance acquisitions with assets so acquired. The indenture for the notes also allows us to secure limited recourse debt that we are otherwise allowed to incur under the indenture by pledged finance receivables. As a result of this structure, the notes will be effectively subordinated to any existing and future secured indebtedness of JLG and the subsidiary guarantors, to the extent of the value of the collateral, and all indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us or a subsidiary, the assets of the affected entity could not be used to pay you until after:

     - all secured claims against the affected entity have been fully paid; and

     - if the affected entity is a non-guarantor subsidiary, all other claims against that subsidiary, including trade payables, have been fully paid.

     In addition, holders of minority equity interests in non-guarantor subsidiaries may receive distributions prior to or pro rata with us depending on the terms of the equity interests. Our non-guarantor subsidiaries generated approximately 13% and 17% of our total revenues during the 2002 fiscal year and the nine-month period ended April 30, 2003, respectively, and had approximately 18% of our total assets as of April 30, 2003. As of the same date, our non-guarantor subsidiaries had approximately $38.1 million of consolidated total liabilities (including trade payables but excluding debt owed to the Company or any guarantor subsidiary) outstanding.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS. AS A RESULT, THE GUARANTEES FROM OUR SUBSIDIARIES MAY NOT BE ENFORCEABLE.

     All of our existing and future material domestic subsidiaries will guarantee the notes. If, however, any subsidiary guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer laws, its obligations under the guarantee of the notes could be voided (that is the guarantee could be canceled) or claims in respect of its guarantee could be subordinated to all other debts of that guarantor. A court might cancel a guarantee if it found that when the subsidiary entered into its guarantee, or in some states, when payments become due under the guarantee, it:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - either (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was left with inadequate capital to conduct its business, or (3) believed or reasonably should have believed that it would incur debts beyond its ability to pay.

     The court might also avoid a subsidiary's guarantee without regard to those factors, if it found that the subsidiary entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

     A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court voided a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

     The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if its assets' present fair value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

     Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from attack under fraudulent transfer law. Even if this provision is effective, the amount that the subsidiary guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the notes in full.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     If we experience a change of control, we will be required to make an offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. However, we may be unable to do so because:

     - we might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

     - the agreements governing our credit facilities would prohibit us from repurchasing the notes so long as any loans under these facilities are outstanding and the commitments under these facilities have not terminated, unless we were able to obtain a waiver or refinance such indebtedness, which we may not be able to do.

                         RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS HIGHLY CYCLICAL AND SEASONAL.

     Historically, sales of our products have been subject to cyclical variations caused by changes in general economic conditions. The demand for our products reflects the capital investment decisions of our customers, which depend upon the general economic conditions of the markets that our customers serve, including, particularly, the construction and industrial sectors of the North American and European economies. During periods of expansion in construction and industrial activity, we generally have benefited from increased demand for our products. Conversely, downward economic cycles in construction and industrial activities result in reductions in sales and pricing of our products, which may reduce our profits and cash flow. During economic downturns, customers also tend to delay purchases of new products.

     The U.S. and European construction industries, particularly the non-residential construction industries, are currently experiencing a downturn, which is adversely affecting suppliers to the construction industry, including our company and the equipment rental companies that purchase our products. For example, the recent downturn has adversely affected our business and results of operations as revenues from our customers declined by 20% in fiscal 2002, from approximately $963.9 million in fiscal 2001 to approximately $770.1 million in fiscal 2002, and our income from operations declined by 58%, from approximately $73.7 million in fiscal 2001 to approximately $30.7 million in fiscal 2002. If the current downturn continues or if there is further degradation in the general economy or in the industries our customers serve, our business, results of operations and financial condition could be adversely affected.

     In addition, our business is highly seasonal with the majority of our sales occurring in the spring and summer months which constitute the traditional construction season. The cyclical and seasonal nature of our business could at times also adversely affect our liquidity and ability to borrow under our credit facilities.

OUR CUSTOMER BASE IS CONSOLIDATED AND A RELATIVELY SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A MAJORITY OF OUR SALES.

     Our principal customers are equipment rental companies that purchase our equipment and rent it to end-users. In recent years, there has been substantial consolidation among rental companies, particularly in North America, which is our largest market. A limited number of these companies accounts for a substantial majority of our sales. United Rentals, Inc., the largest equipment rental company in North America, accounted for approximately 20% and 21% of our revenues for fiscal years 2001 and 2002, respectively. Some of these large customers, including United Rentals, are burdened by substantial debt and have limited liquidity, which has recently constrained their ability to purchase additional equipment and has contributed to their decision to significantly reduce capital spending. Purchasing patterns by some of these large customers also can be erratic with large volume purchases during one period followed by periods of limited purchasing activity. Any substantial change in purchasing decisions by one or more of our major customers, whether due to actions by our competitors, customer financial constraints or otherwise, could have an adverse effect on our business. In addition, the reduction of the number of customers has increased competition, in particular on the basis of pricing.

IF THE CAPITAL GOODS MARKET WORSENS, THE COST SAVING EFFORTS WE HAVE IMPLEMENTED MAY NOT BE SUFFICIENT TO ACHIEVE THE BENEFITS WE EXPECT.

     In fiscal 2003, we announced certain actions to streamline operations and reduce costs, which included the temporary idling of our 130,000-square foot Sunnyside facility in Bedford, Pennsylvania, and other global organizational and process consolidations. As a result of these actions, we expect to record charges to operations of approximately $5.9 million and to spend an additional $3.5 million in capital improvements, but we expect to realize $20 million in annualized cost savings. If the economy continues to worsen, or the capital goods market does not improve, our revenues could continue to decline. If revenues are lower than our expectations, the efforts we have implemented may not achieve the benefits we expect.

We may be forced to take additional cost savings steps that could result in additional charges and materially affect our ability to compete or implement our business strategies.

OUR CUSTOMERS NEED FINANCING TO PURCHASE OUR PRODUCTS, WHICH EXPOSES US TO ADDITIONAL CREDIT RISK.

     Availability and cost of financing are significant factors that affect demand for our products. Many of our customers can purchase equipment only when financing is available to them at a reasonable cost. Some of our customers are unable to obtain all of the financing needed to fully fund their entire demand of our equipment from banks or other third-party credit providers. We offer a variety of financing programs and terms to our customers. These include open account sales, installment sales, finance leases, and guarantees or other credit enhancements of financing provided to our customers by third parties. Our financing transactions expose us to credit risk, including the risk of default by customers and any disparity between the cost and maturity of our funding sources and the yield and maturity of financing that we provide to our customers. We believe that our customers are most likely to seek financing from us during economic downturns, which increases our risk in providing this financing.

WE MAY NOT REALIZE CASH FLOW FROM OUR FINANCIAL SERVICES OPERATIONS.

     Our Access Financial Solutions segment, which includes leases, loans and guarantees, is new and has grown rapidly. Although we recognize revenues from sales in which we provide financing, providing financing to our customers requires us to use cash from operations or borrowings. If we are unable to monetize the finance receivables that we originate, we may not realize positive cash flow from these activities, which could adversely affect our results of operations and liquidity.

WE MAY NOT BE ABLE TO SATISFY ALL CREDIT REQUESTS BY OUR CUSTOMERS.

     Due to restrictions contained in our credit facilities and our otherwise limited capital, we may not be able to fund or otherwise satisfy all credit requests by our customers, which could adversely affect our future sales. Our ability to continue to meet customer credit needs depends largely on our ability to generate funds by syndicating or securitizing finance receivables, either by selling them to a third party or by getting a loan from a third party secured by such finance receivables, or our ability through credit enhancements or otherwise to induce third parties to extend credit to our customers. Factors that may affect our prospects for completing such monetization transactions include the credit quality and customer concentration of our existing and future portfolios of finance receivables, market availability for such transactions, and current and potential changes in accounting rules that may impact the accounting treatment of monetization transactions. As with financing provided by third parties in which we offer credit enhancement, in some securitizations and sales of finance receivables, we expect the third party to have limited recourse to us. If we are unable to generate funds through these or other types of monetization transactions, or otherwise induce third parties to satisfy customer credit demands, we may be unable to sustain our future business plan.

WE MAY EXPERIENCE CREDIT LOSSES IN EXCESS OF OUR ALLOWANCES AND RESERVES FOR DOUBTFUL ACCOUNTS.

     We evaluate the collectibility of open accounts and finance receivables based on a combination of factors and establish reserves based on our estimates of potential losses. In circumstances where we are aware of a specific customer's inability to meet its financial obligations, a specific reserve is recorded against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. Additional reserves are established based upon our perception of the quality of the current receivables, the current financial position of our customers and past experience of collectibility. Our receivables portfolio has grown rapidly and our historical loss experience is limited and therefore may not necessarily be indicative of future loss experience. If the financial condition of our customers were to deteriorate resulting in an impairment of their ability to make payments, additional allowances would be required.

WE MAY FACE LIMITATIONS ON OUR ABILITY TO FINANCE FUTURE ACQUISITIONS AND INTEGRATE ACQUIRED BUSINESSES.


     As with our recently announced acquisition of the OmniQuip business unit of Textron Inc., we intend to continue our strategy of identifying and acquiring businesses with complementary products and services, which we believe will enhance our operations and profitability. We may pay for future acquisitions from internally generated funds, bank borrowings, public or private securities offerings, or some combination of these methods. However, we may not be able to find suitable businesses to purchase or may be unable to acquire desired businesses or assets on economically acceptable terms. In addition, we may not be able to raise the money necessary to complete future acquisitions. In the event we are unable to complete future strategic acquisitions, we may not grow in accordance with our expectations.


     In addition, we cannot guarantee that we will be able to successfully integrate the OmniQuip business or any other business we purchase into our existing business or that any acquired businesses will be profitable. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. The successful integration of future acquisitions may also require substantial attention from our senior management and the management of the acquired companies, which could decrease the time that they have to service and attract customers and develop new products and services. In addition, because we may pursue acquisitions both in the United States and abroad and may actively pursue a number of opportunities simultaneously, we may encounter unforeseen expenses, complications and delays, including difficulties in employing sufficient staff and maintaining operational and management oversight. Our inability to complete the integration of new businesses in a timely and orderly manner could have a materially adverse effect on our results of operations and financial condition.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

     We compete in a highly competitive industry. To compete successfully, our products must excel in terms of quality, price, breadth of product line, efficiency of use and maintenance costs, safety and comfort, and we must also provide excellent customer service. The greater financial resources of certain of our competitors and their ability to provide additional customer financing or pricing discounts may put us at a competitive disadvantage. In addition, the greater financial resources or the lower amount of debt of certain of our competitors may enable them to commit larger amounts of capital in response to changing market conditions. Certain competitors also may have the ability to develop product or service innovations that could put us at a disadvantage. If we are unable to compete successfully against other manufacturers of access equipment, we could lose customers and our revenues may decline. There can also be no assurance that customers will continue to regard our products favorably, that we will be able to develop new products that appeal to customers, that we will be able to improve or maintain our profit margins on sales to our customers or that we will be able to continue to compete successfully in the access equipment segment.

OUR PRODUCTS INVOLVE RISKS OF PERSONAL INJURY AND PROPERTY DAMAGE, WHICH EXPOSES US TO POTENTIAL LIABILITY.

     Our business exposes us to possible claims for personal injury or death and property damage resulting from the use of equipment that we rent or sell. We maintain insurance through a combination of self-insurance retentions and excess insurance coverage. We monitor claims and potential claims of which we become aware and establish accrued liability reserves for the self-insurance amounts based on our liability estimates for such claims. We cannot give any assurance that existing or future claims will not exceed our estimates for self-insurance or the amount of our excess insurance coverage. In addition, we cannot give any assurance that insurance will continue to be available to us on economically reasonable terms or that our insurers would not require us to increase our self-insurance amounts.

OUR MANUFACTURING OPERATIONS ARE DEPENDENT UPON THIRD-PARTY SUPPLIERS, MAKING US VULNERABLE TO SUPPLY SHORTAGES AND PRICE INCREASES.

     In the manufacture of our products, we use large amounts of raw materials and processed inputs including steel, engine components, copper and electronic controls. We obtain raw materials and certain manufactured components from third-party suppliers. To reduce material costs and inventories, we rely on supplier arrangements with preferred vendors as a sole source for "just-in-time" delivery of many raw materials and manufactured components. Because we maintain limited raw material inventories, even brief unanticipated delays in delivery by suppliers, including those due to capacity constraints, labor disputes, impaired financial condition of suppliers, weather emergencies or other natural disasters, may adversely affect our ability to satisfy our customers on a timely basis and thereby affect our financial performance. This risk increases as we continue to change our manufacturing model to more closely align production with customer orders. In addition, recently, market prices of some of the raw materials we use (such as steel) have increased significantly. If we are not able to pass raw material or component price increases on to our customers, our margins could be adversely affected.

WE FACE RISKS WITH RESPECT TO OUR INTRODUCTION OF NEW PRODUCTS AND SERVICES.

     Our business strategy includes the introduction of new products and services. Some of these products or services may be introduced to compete with existing offerings of competing businesses, while others may target new and unproven markets. We must make substantial expenditures in order to introduce new products and services or to enter new markets. We cannot give any assurance that our introduction of new products or services or entry into new markets will be profitable or otherwise generate sufficient incremental revenues to recover the expenditures necessary to launch such initiatives. Such initiatives also may expose us to other types of regulation or liabilities than those to which our business is currently exposed.

WE ARE SUBJECT TO CURRENCY FLUCTUATIONS FROM OUR INTERNATIONAL SALES.

     Our products are sold in many countries around the world. Thus, a portion of our revenues is generated in foreign currencies, including principally the euro, the British pound sterling and the Australian dollar, while costs incurred to generate those revenues are only partly incurred in the same currencies. Since our financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies have had, and will continue to have, an impact on our earnings. To reduce this currency exchange risk, we may buy protecting or offsetting positions (known as "hedges") in certain currencies to reduce the risk of an adverse currency exchange movement. Currency fluctuations may impact our financial performance in the future.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO A VARIETY OF POTENTIAL RISKS.

     International operations represent a significant portion of our business. For fiscal 2002, approximately 28% of our revenues was derived from sales outside the United States. We expect net revenues from foreign markets to continue to represent a significant portion of our total net revenues. Outside the United States, we operate a manufacturing facility in Belgium and 20 sales and service facilities elsewhere. We also sell domestically manufactured products to foreign customers.

     Our international operations are subject to a number of potential risks in addition to the risks of our domestic operations. Such risks include, among others:

     - currency exchange controls;

     - labor unrest;

     - differing, and in many cases more stringent, labor regulations;

     - differing protection of intellectual property;

     - regional economic uncertainty;

     - political instability;

     - restrictions on the transfer of funds into or out of a country;

     - export duties and quotas;

     - domestic and foreign customs and tariffs;

     - current and changing regulatory environments;

     - difficulty in obtaining distribution support;

     - difficulty in staffing and managing widespread operations;

     - differences in the availability and terms of financing; and

     - potentially adverse tax consequences.

     These factors may have an adverse effect on our international operations, or on the ability of our international operations to repatriate earnings to us, in the future.

     Part of our strategy to expand our worldwide market share and decrease costs is strengthening our international distribution capabilities and sourcing basic components in foreign countries, in particular in Europe. Implementation of this strategy may increase the impact of the risks described above and we cannot assure you that such risks will not have an adverse effect on our business, results of operations or financial condition.

COMPLIANCE WITH ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATIONS COULD BE COSTLY AND REQUIRE US TO MAKE SIGNIFICANT EXPENDITURES.

     We generate hazardous and non-hazardous wastes in the normal course of our manufacturing and service operations. As a result, we are subject to a wide range of federal, state, local and foreign environmental laws and regulations. These laws and regulations govern actions that may have adverse environmental effects and also require compliance with certain practices when handling and disposing of hazardous and non-hazardous wastes. These laws and regulations also impose liability for the cost of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of, or exposure to, hazardous substances. In addition, our operations are subject to other laws and regulations relating to the protection of the environment and human health and safety, including those governing air emissions and water and waste water discharges. Compliance with these environmental laws and regulations requires us to make expenditures.

     Despite our compliance efforts, risk of environmental liability is part of the nature of our business. We cannot give any assurance that environmental liabilities, including compliance and remediation costs, will not have a material adverse effect on us in the future. In addition, acquisitions or other future events may lead to additional compliance or other costs that could have a material adverse effect on our business.

WE RELY ON KEY MANAGEMENT AND OUR ABILITY TO ATTRACT SUCCESSOR MANAGEMENT PERSONNEL.

     We rely on the management and leadership skills of our senior management team led by William M. Lasky, Chairman of the Board, President and Chief Executive Officer. Generally, these employees (including Mr. Lasky) are not bound by employment or non-competition agreements. The loss of the services of Mr. Lasky or of other key personnel could have a significant, negative impact on our business. Similarly, any difficulty in attracting, assimilating and retaining other key management employees in the future could adversely affect our business.

TERRORISTS' ACTIONS, MILITARY ACTION IN IRAQ, AND OTHER WORLD EVENTS HAVE AND COULD NEGATIVELY IMPACT THE U.S. ECONOMY AND THE OTHER MARKETS IN WHICH WE OPERATE.

     Terrorist attacks, like those that occurred on September 11, 2001, and the military action in Iraq have contributed to economic instability in the United States and elsewhere, and further acts of terrorism, violence or war could further affect the markets in which we operate, our business, financial results and our expectations. There can be no assurance that terrorist attacks, or responses to such attacks from the United States, will not lead to further acts of terrorism and civil disturbances in the United States or elsewhere or to armed hostilities, which may further contribute to economic instability in the United

States. These attacks or armed conflicts may directly impact our physical facilities or those of our suppliers or customers and could impact our domestic or international revenues, our supply chain, our production capability and our ability to deliver our products and services to our customers.

                      RISKS RELATED TO THIS EXCHANGE OFFER

IF YOU DO NOT PROPERLY TENDER YOUR ORIGINAL NOTES FOR EXCHANGE NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED NOTES WHICH ARE SUBJECT TO TRANSFER RESTRICTIONS.

     We will only issue exchange notes in exchange for original notes that are timely received by the exchange agent together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the original notes and you should carefully follow the instructions on how to tender your original notes set forth under "The Exchange Offer -- Procedures for Tendering Original Notes" and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the original notes.

     If you do not tender your original notes or if we do not accept your original notes because you did not tender your original notes properly, then you will continue to hold original notes that are subject to the existing transfer restrictions. In addition, if you tender your original notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you continue to hold any original notes after the exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer original notes outstanding. In addition, if a large amount of original notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could lower the market price of the exchange notes.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE EXCHANGE NOTES, YOU MAY BE UNABLE TO SELL THE EXCHANGE NOTES OR TO SELL THEM AT A PRICE YOU DEEM SUFFICIENT.

     The exchange notes will be new securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or Nasdaq. We cannot give you any assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which holders would be able to sell their exchange notes.

     Even if a trading market develops, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

     - prevailing interest rates;

     - the number of holders of the exchange notes;

     - the interest of securities dealers in making a market for the exchange notes;

     - the market for similar exchange notes; and

     - our operating performance and financial condition.

     Moreover, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

     Finally, if a large number of holders of original notes do not tender original notes or tender original notes improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the exchange notes.

                              RECENT DEVELOPMENTS


     On August 4, 2003, we announced the completion of our acquisition of the OmniQuip business unit of Textron Inc. We purchased the assets of Trak International, Inc., which include all operations relating to the Sky Trak and Lull brand telehandler products. The purchase price was $100 million, with $90 million paid in cash at closing and $10 million paid in the form of an unsecured subordinated promissory note due on the second anniversary of the closing date.


     On July 9, 2003, Moody's Investor Service placed our ratings on review for possible downgrade in response to our planned acquisition of OmniQuip. On July 11, 2003, Standard & Poor's Rating Service placed its "BB" corporate credit and senior unsecured debt ratings on CreditWatch with negative implications.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive outstanding original notes in like principal amount. We will cancel all original notes surrendered in exchange for exchange notes in the exchange offer.

     We used the net proceeds from the sale of the original notes, which were approximately $120 million, to pay all outstanding loans under our $250 million revolving credit facility. The balance of the net proceeds will be used for general corporate purposes, including acquisitions, the repurchase (subject to market conditions) of outstanding debt and working capital.

     We closed the offering concurrently with the amendment of our credit facilities. In conjunction with the amendment of our $250 million revolving credit facility, we reduced the aggregate commitments under that facility to $150 million. Proceeds will not be used to reduce borrowings under our overdraft credit facility.

                                 CAPITALIZATION

     The following table shows our actual historical consolidated cash and cash equivalents and capitalization as of April 30, 2003, and as adjusted to reflect the sale of the original notes and the application of the estimated net proceeds therefrom, as if we had completed the offering of original notes on April 30, 2003. See "Use of Proceeds."

     You should read the capitalization table below in conjunction with our consolidated financial statements and the related notes to those financial statements included in our quarterly report filed on Form 10-Q filed on May 29, 2003.

                                                                AS OF APRIL 30, 2003
                                                              ------------------------
                                                              HISTORICAL   AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................   $ 16,529     $106,241
                                                               ========     ========
Short-term debt:
  Overdraft credit facility(1)..............................         --           --
  Current portion of long-term debt.........................        912          912
  Current portion of limited recourse debt(2)...............     50,980       50,980
                                                               --------     --------
                                                                 51,892       51,892
                                                               --------     --------
Long-term debt:
  Revolving credit facility due 2004(1).....................     30,288           --
  Senior notes offered hereby...............................         --      125,000
  Limited recourse debt(2)..................................    113,673      113,673
  8 3/8% Senior subordinated notes..........................    175,000      175,000
  Other.....................................................      6,718        6,718
                                                               --------     --------
                                                                325,679      420,391
                                                               --------     --------
     Total debt.............................................    377,571      472,283
                                                               ========     ========
Total shareholders' equity..................................    245,034      245,034
                                                               ========     ========
Total capitalization........................................   $622,605     $717,317
                                                               ========     ========

---------------

(1) As of April 30, 2003, the weighted-average interest rate on the revolving credit facility was 4.53%. By amendments dated July 8, 2003, the maturity of the overdraft credit facility and the revolving credit facility was changed to December 31, 2003.

(2) Refers to indebtedness related to the monetization of finance receivables, for which our maximum loss exposure was $18.9 million as of April 30, 2003.

             SUPPLEMENTAL INFORMATION REGARDING FINANCIAL CONDITION

     The following information is intended to supplement the information that appears under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition" contained in our Quarterly Report on Form 10-Q for the third fiscal quarter ended April 30, 2003 that is incorporated by reference into this prospectus.

     Our principle sources of liquidity are cash generated from operations, unallocated proceeds from our May 2003 sale of $125 million principal amount of our 8 1/4% senior unsecured notes due 2008, borrowings under our $175 million of existing credit facilities, and monetizations of finance receivables. Availability of funds under our credit facilities depends upon our continued compliance with certain covenants, including certain financial ratios, with which we are currently in compliance. Availability of monetizations of finance receivables depends upon the credit quality of our customers, the degree of credit enhancement that we are able to offer, and market demand among third party financial institutions for our finance receivables. We believe our current credit facilities and monetization arrangements provide sufficient liquidity for our near-term requirements.

     In addition, we are in the process of replacing and supplementing our existing credit facilities and expanding our sources of third-party funding for customer financing to meet anticipated changes in our operations. Assuming timely closing of these transactions and continued compliance with applicable covenants, we believe these replacement and supplemental facilities, combined with cash expected to be generated from operations, will continue to meet our expected liquidity requirements through at least the end of fiscal year 2004.


     On July 8, 2003 we entered into amendments to our $150 million revolving credit facility to change the administrative agent bank from Wachovia Bank to SunTrust Bank, to authorize the OmniQuip transaction and certain debt and liens that would be incurred thereby, to modify certain financial covenants to give us greater operating flexibility, and to change the termination date of the facility from June 18, 2004 to December 31, 2003. Simultaneously, we entered into parallel amendments to our $25 million overdraft facility.



     On July 30, 2003, we received a financing commitment, subject to customary conditions, from SunTrust Bank to enter into a new three-year $175 million senior secured revolving credit facility that would replace our current $150 million revolving credit facility. We expect the financial covenants and other terms of the new SunTrust facility to afford us financing flexibility consistent with our operating plans, including following consummation of the OmniQuip transaction. In addition to requiring compliance with financial and other covenants, the availability of credit under the new facility will be limited by a borrowing base determined by reference to certain percentages of our eligible inventory and accounts receivable. We expect to close the new SunTrust facility during our first quarter of fiscal 2004.



     On August 4, 2003, we announced the completion of our acquisition of the OmniQuip business unit of Textron Inc. which includes all operations relating to the Sky Trak and Lull brand telehandler products. See "Recent Developments." The purchase price was $100 million, with $90 million paid in cash at closing and $10 million paid in the form of an unsecured subordinated promissory note due on the second anniversary of the closing date. We funded the cash portion of the purchase price and anticipate funding transaction and integration expenses with remaining unallocated proceeds from the sale of our $125 million senior unsecured notes and borrowings under our existing or future credit facilities.

                               THE EXCHANGE OFFER

GENERAL

     We are offering to exchange up to $125,000,000 in aggregate principal amount of exchange notes for the same aggregate principal amount of original notes, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the original notes. Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept this offer.

     On the date of this prospectus, $125,000,000 in aggregate principal amount of the original notes due 2008 are outstanding. Our obligations to accept original notes for exchange notes pursuant to the exchange offer are limited by the conditions listed below under "-- Conditions to the Exchange Offer."

     We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     We issued and sold $125,000,000 in aggregate principal amount of the original notes on May 5, 2003 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act.

     Because the transaction was exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer the original notes only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the original notes, we entered into the registration rights agreement, which requires us to (1) file a registration statement under the Securities Act with respect to the exchange notes on or before August 4, 2003, which is 90 days after May 5, 2003, the date of the closing of the offering of the original notes, (2) use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act by December 1, 2003, which is 210 days after the closing of the offering of the original notes, and (3) to complete this exchange within 20 business days after the registration statement has been declared effective to avoid incurring additional interest on the original notes.

     If there is a change in SEC policy that in the reasonable opinion of our counsel raises a substantial question as to whether the exchange offer is permitted by applicable federal law, we will seek a favorable decision from the SEC allowing us to consummate the exchange offer. In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the original notes. We have filed a copy of the registration rights agreement as an exhibit to the registration statement on Form S-4 with respect to the exchange notes offered by this prospectus.

     We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any original notes. Holders of original notes that do not tender their original notes or whose original notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

RESALE OF EXCHANGE NOTES

     We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes if:

     - the holder is not our affiliate within the meaning of Rule 405 under the Securities Act;

     - the holder is not a broker-dealer who purchases such exchange notes directly from us to resell pursuant to Rule 144A or any other available exception under the Securities Act;

     - the exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in a distribution of the exchange notes.

     Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes, and you acquired your original notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. Please refer to the section in this prospectus entitled "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the original notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer. The original notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the original notes, except the exchange notes:

     - will be registered under the Securities Act; and

     - will not bear legends restricting their transfer.

     The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the original notes.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

     As of the date of this prospectus, $125,000,000 aggregate principal amount of the original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the original notes and the exchange notes. Holders of original notes do not have any appraisal or dissenters rights under the indenture or otherwise in connection with the exchange offer.

     We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of original notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the original notes. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Conditions to the Exchange Offer."

     Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read "-- Solicitation of Tenders; Fees and Expenses" and "-- Transfer Taxes" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


     The exchange offer will expire at 5:00 p.m., New York City time, on September 8, 2003, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act.


     We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any original notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all original notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

     We also reserve the right to:

     - end or amend the exchange offer and not to accept for exchange any original notes not previously accepted for exchange upon the occurrence of any of the events specified below under "-- Conditions to the Exchange Offer" that have not been waived by us; and

     - amend the terms of the exchange offer in any manner that, in our good faith judgment, is advantageous to you, whether before or after any tender of the original notes.

     If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.

PROCEDURES FOR TENDERING ORIGINAL NOTES

     We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the original notes are held in book-entry accounts maintained by the exchange agent at The Depository Trust Company, Euroclear or Clearstream, a holder need not submit a letter of transmittal if the holder tenders original notes in accordance with the procedures mandated by The Depository Trust Company's Automated Tender Offer Program ("ATOP") or by Euroclear or

Clearstream, as the case may be. To tender original notes without submitting a letter of transmittal, the electronic instructions sent to The Depository Trust Company, Euroclear or Clearstream and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

     Only a holder of record of original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of The Depository Trust Company, Euroclear or Clearstream, as applicable, and either:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or in lieu of delivering a letter of transmittal, instruct The Depository Trust Company, Euroclear or Clearstream, as the case may be, to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the original notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

     - with respect to the original notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of the original notes into the exchange agent's account at The Depository Trust Company, according to the procedure for book-entry transfer described below;

     - with respect to the original notes, the exchange agent must receive, before the expiration date, timely confirmation from Euroclear or Clearstream that the securities account to which the original notes are credited has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to such original notes at any time after such date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of original notes, a holder should contact the exchange agent at the telephone number listed under "-- Exchange Agent."

     The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of original notes may tender the original notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the original notes held by this holder, this tendering holder should fill in the applicable box of the letter transmittal. The amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     If original notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or original notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

     - make appropriate arrangements to register ownership of the original notes in the owner's name; or

     - obtain a properly completed bond power from the registered holder of original notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     If the applicable letter of transmittal is signed by the record holder(s) of the original notes tendered, the signature must correspond with the name(s) written on the face of the original note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in The Depository Trust Company, or Euroclear or Clearstream, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the original notes.

     A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the original notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the original notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of original notes will not be deemed made until those defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - original notes or a timely book-entry confirmation that original notes have been transferred into the exchange agent's account at The Depository Trust Company; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the original notes from the exchange agent at its offices listed under "-- Exchange Agent." By signing the letter of transmittal, or causing The Depository Trust Company, Euroclear or Clearstream, as applicable, to transmit an agent's message to the exchange agent, each tendering holder of original notes will represent to us that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see "Plan of Distribution"); and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

THE DEPOSITORY TRUST COMPANY BOOK-ENTRY TRANSFER

     The exchange agent has established an account with respect to the original notes at The Depository Trust Company for purposes of the exchange offer.

     With respect to the original notes, the exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company may utilize The Depository Trust Company ATOP procedures to tender original notes.

     With respect to the original notes, any participant in The Depository Trust Company may make book-entry delivery of original notes by causing The Depository Trust Company to transfer the original notes into the exchange agent's account in accordance with The Depository Trust Company's ATOP procedures for transfer.

     However, the exchange for the original notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of original notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering original notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

EUROCLEAR AND CLEARSTREAM PROCEDURES FOR BLOCKING INSTRUCTIONS

     The registered holder of the original notes on the records of Euroclear or Clearstream must instruct Euroclear or Clearstream to block the securities in the account in Euroclear or Clearstream to which such original notes are credited. In order for the exchange offer to be accepted, the exchange agent must have received, prior to the expiration date, a confirmation from Euroclear or Clearstream that the securities account of original notes tendered has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to the original notes at any time after such date. Original notes should be blocked in accordance with the procedures of Euroclear or Clearstream, as the case may be. The exchange of the original notes so tendered will be made only after a timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by Euroclear or Clearstream and received by the exchange agent that states that Euroclear or Clearstream has received an express acknowledgment from a participant tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

     - the tender is made through an eligible guarantor institution;

     - before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

      - setting forth the name and address of the holder and the registered number(s) and the principal amount of original notes tendered;

      - stating that the tender is being made by guaranteed delivery; and

     - guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the original notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

     You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by The Depository Trust Company, Euroclear or Clearstream on behalf of the holder in accordance with the standard operating procedure of The Depository Trust Company, or

Euroclear or Clearstream, or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

     Any notice of withdrawal must:

     - specify the name of the person that tendered the original notes to be withdrawn;

     - identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

     - specify the principal amount of original notes to be withdrawn;

     - include a statement that the holder is withdrawing its election to have the original notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

     - specify the name in which any of the original notes are to be registered, if different from that of the person that tendered the original notes.

     The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company, Euroclear or Clearstream, as applicable, to be credited with the withdrawn original notes or otherwise comply with The Depository Trust Company's procedures.

     Any original notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to its book-entry transfer procedures, the original notes will be credited to an account with The Depository Trust Company specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Original Notes" above at any time on or before the expiration date.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all original notes properly tendered and will issue the exchange notes promptly after the acceptance. Please refer to the section in this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we give notice of acceptance to the exchange agent.

     For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount at maturity equal to that of the surrendered original note.

     In all cases, we will issue exchange notes for original notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the original notes or a book-entry confirmation of the original notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, by notice to the exchange agent or by a timely press release, at any time before accepting any of the original notes for exchange, if, in our reasonable judgment:

     - the exchange notes to be received will not be tradeable by the holder without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC;

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

     - the representations described under "-- Resale of Exchange Notes,"
       "-- Procedures for Tendering Original Notes" and "Plan of Distribution"; and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available an appropriate form for registration of the exchange notes under the Securities Act.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension to their holders. During any such extensions, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

     In addition, we expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

     The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

EXCHANGE AGENT

     We have appointed The Bank of New York as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter for transmittal and requests for the notice of guaranteed delivery, as well as all executed letters of transmittal to the exchange agent at the addresses listed below:

                         By Hand or Overnight Delivery:
                              The Bank of New York

                           Corporate Trust Operations


                              Reorganization Unit


                        101 Barclay Street-Lobby Window


                            New York, New York 10286


                         Attention: Mr. Bernard Arsenec

                        By Registered or Certified Mail:
                              The Bank of New York

                           Corporate Trust Operations


                              Reorganization Unit

                             101 Barclay Street, 7E
                            New York, New York 10286

                         Attention: Mr. Bernard Arsenec

                           By Facsimile Transmission:
                          (Eligible Institutions Only)

                                 (212) 298-1915

                  To Confirm by Telephone or for Information:

                                 (212) 815-5098


DELIVERY TO AN ADDRESS OTHER THAN AS LISTED ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     The Bank of New York is the trustee under the indenture governing the notes.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the following:

     - fees and expenses of the exchange agent and trustee;

     - SEC registration fees;

     - accounting and legal fees, including fees of one counsel for the holders of the original notes; and

     - printing and mailing expenses.

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TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

     - exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes;

     - tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.

     If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value of the original notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for original notes. We will amortize the expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your original notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the notes. In general, the original notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act.

     Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your original notes. Please refer to the section in this prospectus entitled "Certain United States Federal Tax Considerations."

     As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your original notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, original notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk
Factors -- Risks Related to this Exchange Offer -- If you do not properly tender your original notes for exchange notes, you will continue to hold unregistered notes which are subject to transfer restrictions."

     We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to

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acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes.

     Holders of the original notes and exchange notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the indenture.

                         DESCRIPTION OF EXCHANGE NOTES

     The terms of the exchange notes and the original notes are identical in all material respects, except that transfer restrictions and registration rights and related additional interest provisions applicable to the original notes do not apply to the exchange notes. The original notes were and the exchange notes will be issued under an indenture (the "Indenture") dated as of the May 5, 2003, among us, the Note Guarantors and The Bank of New York, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA").

     We summarize below certain provisions of the Indenture, but do not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights. You can obtain a copy of the Indenture in the manner described under "Where You Can Find More Information." Whenever particular provisions of the Indenture or terms defined therein are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference.

     You can find the definition of capitalized terms used in this section under "-- Certain Definitions." When we refer to:

     - the Company in this section, we mean JLG Industries, Inc. and not its subsidiaries;

     - Notes in this section, we mean the Notes originally issued on the Issue Date, Exchange Notes issued therefor (see "The Exchange Offer") and Additional Notes actually issued;

     - "premium," we mean "premium, if any;"

     - "include," "includes" and "including," we mean "include, without limitation," "includes, without limitation" and "including, without limitation;"

     - "will," we mean for this word to have the same meaning and effect as the word "shall;" and

     - Person, we mean to include such Person's successors and assigns, unless the context otherwise requires.

GENERAL

     The Notes will:

     - be general unsecured senior obligations of the Company and will rank pari passu in right of payment with all other senior indebtedness of the Company,

     - rank senior in right of payment to any subordinated indebtedness of the Company, including the 8 3/8% Notes,

     - be guaranteed on a senior unsecured basis by all of the Company's existing and future Material Domestic Subsidiaries, and

     - be limited in aggregate principal amount to $225,000,000, of which $125,000,000 principal amount will be issued on the Issue Date.

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

     Secured debt and other secured obligations of the Company (including obligations with respect to the Bank Credit Facilities) will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations.

     As of April 30, 2003, after giving effect to the offering of the original notes as described under "Use of Proceeds" and "Capitalization":

     - the Company and the Note Guarantors had consolidated total senior indebtedness of $291.1 million, including $164.7 million aggregate principal amount of limited recourse debt from monetizations,

     - the Company and the Note Guarantors had consolidated secured indebtedness of $166.1 million (which includes $164.7 million aggregate principal amount of limited recourse debt from monetizations),

     - the Company and the Note Guarantors had consolidated total subordinated indebtedness of $175.0 million, and

     - the Company's Subsidiaries that are not Note Guarantors had consolidated total liabilities (including trade payables, but excluding debt owed to the Company or any Note Guarantor) of $38.1 million.

ADDITIONAL NOTES

     Subject to the limitations set forth under "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," the Company may incur additional Indebtedness. At the Company's option, this additional Indebtedness may consist of additional Notes ("Additional Notes") of up to an amount equal to the difference between $225,000,000 and the aggregate principal amount of Notes previously issued hereunder, issued in one or more transactions, which have identical terms (other than issue date) as Notes previously issued and related Exchange Notes. Holders of Additional Notes will have the right to vote together with Holders of Notes previously issued and related Exchange Notes as one class.

PRINCIPAL, MATURITY AND INTEREST

     The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on May 1, 2008.

     Interest on the Notes will accrue at the rate of 8 1/4% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing on November 1, 2003. Payments will be made to the persons who are registered Holders at the close of business on April 15 and October 15, respectively, immediately preceding the applicable interest payment date.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest that may be payable in certain circumstances as described under "The Exchange Offer."

     Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Company may change the Paying Agent and Registrar without notice to Holders. If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar in New York City unless the Company elects to make interest payments by check mailed to the registered Holders at their registered addresses.

NOTE GUARANTEES

     Each Note Guarantor will guarantee, on a senior unsecured basis, the performance of all obligations of the Company under the Indenture, the Notes and the Registration Rights Agreement. The Obligations

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

of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will result in the Obligations not constituting a fraudulent conveyance or fraudulent transfer under U.S. federal or state law. See "Risk Factors -- Risks Related to this Offering -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors. As a result, the guarantees from our subsidiaries may not be enforceable."

     If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Note Guarantor, and, depending on the amount of such indebtedness, a Note Guarantor's liability on its Note Guarantee could be reduced to zero. See "Risk Factors -- Risks Related to this Offering -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors. As a result, the guarantees from our subsidiaries may not be enforceable."

     A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event:

     (1) there is a Legal Defeasance of the Notes as described under "-- Legal Defeasance and Covenant Defeasance;"

     (2) there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Subsidiary of the Company;

     (3) there is any sale or other disposition of all or substantially all of the assets of such Note Guarantor to a third party, other than the Company or an Affiliate of the Company (including by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture and such Note Guarantor is no longer a Material Domestic Subsidiary after giving effect thereto;

     (4) there is a merger or dissolution of such Note Guarantor into the Company or another Note Guarantor; or

     (5) such Note Guarantor is designated as an Unrestricted Subsidiary in accordance with "-- Certain Covenants -- Limitation on Designation of Unrestricted Subsidiaries;"

provided, that the transaction pursuant to which a Note Guarantor is released and relieved of its obligations under its Note Guarantee is carried out pursuant to and in accordance with any other applicable provisions of the Indenture.

     The Note Guarantors are the Company's existing and future Material Domestic Subsidiaries. If any Person becomes a Material Domestic Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary), the Company will cause that Material Domestic Subsidiary concurrently to become a Note Guarantor by executing a supplemental indenture.

     Under the circumstances described under "-- Certain Covenants -- Limitation on Designation of Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes.

     Not all of our "Restricted Subsidiaries" will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and preferred stock and their trade creditors before they will be able to distribute any of their assets to us. In addition, holders of minority equity interests in Subsidiaries that are not Note Guarantors may receive distributions prior to or pro rata with the Company depending on the terms of the equity interests. See "Risk Factors -- Risks Related to this Offering -- Although the notes are referred to as "senior notes," they will be effectively subordinated to any secured indebtedness of JLG and the subsidiary guarantors and all obligations of the non-guarantor subsidiaries." At April 30, 2003, the total consolidated liabilities (including trade payables, but excluding debt owed to the Company or any Note Guarantor) of the Company's Subsidiaries that are not Note Guarantors were approximately

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

$38.1 million. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness."

REDEMPTIONS; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     The Notes will not be entitled to the benefit of any mandatory sinking fund and will not be subject to redemption at the option of the Company. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under "-- Change of Control" and "-- Certain
Covenants -- Limitation on Asset Sales." Subject to any restrictions contained in any other financing arrangements of the Company, the Company or any of its Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of purchase (the "Change of Control Payment").

     Within 20 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a "Change of Control Offer"). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

     On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in Global Notes will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

     The Bank Credit Facilities and the 8 3/8% Notes contain, and other Indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes upon a Change of Control would cause a default under the Bank Credit Facilities and could cause a default under other Indebtedness even if the Change of Control itself does not.

     If a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any
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

other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain necessary financing. See "Risk Factors -- Risks Related to this Offering -- We may not be able to repurchase the notes upon a change of control."

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, Refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the Company's ability to Incur additional Indebtedness are contained in "-- Certain Covenants -- Limitation on Indebtedness,"
"-- Limitation on Liens" and "-- Limitation on Sale and Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by doing so.

     The provisions under the Indenture relative to the Company's obligation to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes issued under the Indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each Holder affected thereby.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

     (1) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to Incur Preferred Stock, other than Permitted Indebtedness, except that:

        (a) the Company and any Note Guarantor may Incur Indebtedness, including Acquired Indebtedness, and

        (b) any Restricted Subsidiary may Incur Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation,

        in each case, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the (i) Consolidated Fixed Charge Coverage Ratio of the Company and its consolidated Subsidiaries is greater than 2.25 to 1.0 and (ii) if the Indebtedness to be Incurred is Senior Indebtedness, the Consolidated Senior Debt Ratio is less than 3.5 to 1.0.

     (2) Notwithstanding clause (1), the Company and its Restricted Subsidiaries may Incur Permitted Indebtedness as provided in the definition thereof.

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     (3) Notwithstanding the foregoing, neither the Company nor any Note
         Guarantor will Incur any Indebtedness pursuant to the foregoing clause
         (2) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness of the Company or any Note Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Note Guarantee to at least the same extent as such Subordinated Indebtedness.

     (4) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, accretion of original issue discount, payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or payment of regularly scheduled dividends on Disqualified Stock or Preferred Stock in the form of additional Disqualified Stock or Preferred Stock of the same series will not be deemed to be an Incurrence of Indebtedness or Preferred Stock for purposes of this covenant. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets more than one of the types of Permitted Indebtedness, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to classify the amount and type of such Indebtedness under one type of Permitted Indebtedness and may allocate portions of such Indebtedness to more than one type of Permitted Indebtedness to the extent applicable.

     LIMITATION ON RESTRICTED PAYMENTS

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

     (a) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

        - dividends or distributions payable in Qualified Capital Stock of the Company,

        - dividends or distributions payable to the Company and/or a Restricted Subsidiary, or

        - pro rata dividends or distributions to the Company and/or a Restricted Subsidiary and minority holders of Capital Stock of a Restricted Subsidiary;

     (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, or any direct or indirect parent of the Company, other than Capital Stock held by the Company or another Restricted Subsidiary;

     (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness of the Company or any Note Guarantor; or

     (d) make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment immediately after giving effect thereto:

     (1) a Default or an Event of Default shall have occurred and be continuing;

     (2) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "-- Limitation on Incurrence of Additional Indebtedness;" or

     (3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and Restricted Payments, including Restricted Payments made pursuant to clauses (1), (4), (5), (6), (7) and

         (8) of the second paragraph of this covenant, made subsequent to the Issue Date up to the date thereof, less any Investment Return calculated as of the date thereof, shall exceed the sum of:

        (A) 50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter ended prior to the date on which such Restricted Payment is made for which consolidated financial information of the Company is available;

        plus

        (B) 100% of the aggregate net cash proceeds received by the Company from any Person from any:

           - (i) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or (ii) issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

           - issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any net cash proceeds:

             (w) received from a Subsidiary of the Company,

             (x) used to acquire assets or Capital Stock from an Affiliate of the Company, or

             (y) applied in accordance with clauses (2) and (3) of the second paragraph of this covenant below;

             plus

        (C) $15 million (less the amount of Restricted Payments made pursuant to clause (8) of the second paragraph of this covenant).

     Notwithstanding the preceding paragraph, this covenant does not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted pursuant to the preceding paragraph on the date of declaration;

     (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

        (a) in exchange for Qualified Capital Stock of the Company or

        (b) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

        provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant; and

     (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any

         Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

        (a) Qualified Capital Stock of the Company or

        (b) Refinancing Indebtedness of such Person which is Incurred in accordance with "-- Limitation on Incurrence of Additional Indebtedness" for such Subordinated Indebtedness;

        provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this covenant;

     (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an amount not to exceed $2.5 million in the aggregate (excluding any amount reimbursed to the Company pursuant to insurance policies or other third party payments);

     (5) if no Default or Event of Default shall have occurred and be continuing, the voluntary purchase or other acquisition for value by the Company of any of its 8 3/8% Notes; provided that the aggregate amount of all Restricted Payments made pursuant to this clause (5) will not exceed $35 million;

     (6) if no Default or Event of Default shall have occurred and be continuing (or would result therefrom), upon the occurrence of a Change of Control and within 60 days after the completion of a Change of Control Offer pursuant to the covenant described under "-- Change of Control" (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any);

     (7) if no Default or Event of Default shall have occurred and be continuing (or would result therefrom), upon the occurrence of an Asset Sale and within 60 days after the completion of an Asset Sale Offer to repurchase the Notes pursuant to the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary required pursuant to the terms thereof as a result of such Asset Sale at a purchase or redemption price not to exceed 100% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any); and

     (8) Restricted Payments of up to $200,000 in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4), (5), (6), (7) and (8) of this paragraph shall be included in such calculation and amounts expended pursuant to clauses (2) and (3) of this paragraph shall not be included in such calculation.

     LIMITATION ON ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

     (b) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents received at the time of such Asset Sale.

     The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

     (a) repay any Senior Indebtedness of the Company or any Note Guarantor or Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, in each case for borrowed money or constituting a Capitalized Lease Obligation, and permanently reduce the commitments with respect thereto without Refinancing, or

     (b) purchase:

        (1) assets (other than current assets as determined in accordance with GAAP) to be used by the Company or any Restricted Subsidiary in connection with its ongoing business operations,

        (2) Capital Stock of a Person engaged solely in a Permitted Business that will become, upon purchase, a Restricted Subsidiary from a Person other than the Company and its Restricted Subsidiaries.

     To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of the Asset Sale as described in clause (a) or
(b) of the immediately preceding paragraph, the Company will make an offer to purchase Notes (the "Asset Sale Offer"), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to, but excluding, the date of purchase (the "Asset Sale Offer Amount"). Pursuant to an Asset Sale Offer, the Company shall purchase from all tendering Holders on a pro rata basis, and, at the Company's option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds.

     The purchase of Notes pursuant to an Asset Sale Offer shall occur not less than 20 business days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 365th day following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $5 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds shall be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents.

     Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following such 365th day, with a copy to the Trustee offering to purchase the Notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.

     On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

     (2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     To the extent Holders of Notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts so tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by doing so.

     Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries, subject to any restrictions or obligations imposed by the terms of any Subordinated Indebtedness of the Company or its Restricted Subsidiaries.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Limitation on Merger, Consolidation and Sale of Assets," the Successor Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant within 365 days of conversion or disposition.

     LIMITATION ON OWNERSHIP AND SALE OF CAPITAL STOCK OF RESTRICTED
     SUBSIDIARIES

     The Company will not permit any Person other than the Company or another Restricted Subsidiary to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary, except for:

     (1) in the case of a Restricted Subsidiary not organized in the United States, directors' qualifying shares or an immaterial number of shares required to be owned by other Persons pursuant to applicable law;

     (2) the sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary held by the Company and its Restricted Subsidiaries to any Person other than the Company or another Restricted Subsidiary effected in accordance with, as applicable, "-- Limitation on Asset Sales" and "-- Limitation on Merger, Consolidation and Sale of Assets;" and

     (3) in the case of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand, (or on less than a pro rata basis to any minority shareholder if the minority shareholder does not acquire its pro rata amount).

     LIMITATION ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES

     The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with "-- Limitation on Transactions with Affiliates;"

     (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness pursuant to clause (1) of "-- Limitation on Incurrence of Additional Indebtedness;" and

     (3) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" (other than a Permitted Investment) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

     Neither the Company nor any Restricted Subsidiary will at any time be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except (1) for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary or (2) to the extent that the ability to declare a default or accelerate the payment is limited to a default or acceleration on the obligation or instrument of the Company or a Restricted Subsidiary treated as a Restricted Payment and Incurrence of Indebtedness incurred in accordance with "-- Limitation on Incurrence of Additional Indebtedness" and "-- Limitation on Restricted Payments."

     The Company may revoke any Designation of a Subsidiary (other than a Receivables Subsidiary) as an Unrestricted Subsidiary (a "Revocation") only if:

     (1) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

     The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by a Board Resolution delivered to the Trustee certifying compliance with the preceding provisions.

     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     (a) Except as provided in paragraph (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

        (2) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

        (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     (b) Paragraph (a) above will not apply to encumbrances or restrictions existing under or by reason of:

        (1) applicable law;

        (2) the Indenture;

        (3) the indenture governing the 8 3/8% Notes as in effect on the Issue Date, and any amendments or restatements thereof; provided, that any amendment or restatement is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

        (4) the Bank Credit Facilities as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

        (5) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under the Indenture;

        (6) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

        (7) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

        (8) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property; or

        (9) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (3), (4) or (6) of this paragraph (b); provided, that such Refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clauses (3),
            (4) or (6).

     LIMITATION ON LIENS

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness or trade payables unless contemporaneously therewith effective provision is made:

     (1) in the case of the Company or any Restricted Subsidiary other than a Note Guarantor, to secure the Notes and all other amounts due under the Indenture; and

     (2) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee of the Notes and all other amounts due under the Indenture;

in each case, equally and ratably with such Indebtedness or trade payables (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

     (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction in accordance with "-- Limitation on Incurrence of Additional Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without securing the Notes in accordance with "-- Limitation on Liens;"

     (2) the consideration received by the Company or any Restricted Subsidiary with respect to such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

     (3) the Company applies the proceeds of such transaction in compliance with the covenant described under "-- Limitation on Asset Sales."

     LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

     (1) either:

        (a) the Company shall be the surviving or continuing corporation, or

        (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Successor Entity"):

           (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

           (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium and interest on all of the Notes and the performance and observance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Successor Entity, as the case may be:

        (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and

        (b) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "-- Limitation on Incurrence of Additional Indebtedness;"

     (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

     (4) each Note Guarantor (including Persons that become Note Guarantors as a result of the transaction) shall have confirmed by supplemental indenture that its Note Guarantee shall apply to the Obligations of the Successor Entity in respect of the Indenture and the Notes; and

     (5) the Company or the Successor Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries (other than, for the avoidance of doubt, in connection with Receivables Transactions) of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Clause (2)(b) above shall not apply to:

     (1) any transfer of the properties or assets of a Restricted Subsidiary to the Company or to a Note Guarantor;

     (2) any merger of a Restricted Subsidiary into the Company or a Note Guarantor;

     (3) any merger of the Company into a Wholly Owned Restricted Subsidiary created for the purpose of holding the Capital Stock of the Company;

     (4) a merger between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States,

     so long as, in each case the Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing corporation, the Successor Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Entity had been named as such. For the avoidance of doubt, compliance with this covenant shall not affect the obligations of the Company (including a Successor Entity, if applicable) under "-- Change of Control," if applicable.

     Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:

     (1) such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture;

     (2) such Note Guarantee is to be released as provided under "-- Note Guarantees;" or

     (3) such sale or other disposition of substantially all of such Note Guarantor's assets is made in accordance with "-- Limitation on Asset Sales" or is a "disposition" that is not deemed to be an Asset Sale pursuant to the definition of Asset Sale.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES

     (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:

        (a) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

        (b) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $2 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

        (c) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $10 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

     (2) Clause (1) above shall not apply to:

        (a) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

        (b) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;

        (c) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date as in effect on the Issue Date;

        (d) any Restricted Payments made in accordance with "-- Limitation on Restricted Payments;"

        (e) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $1 million outstanding at any one time;

        (f) any Qualified Receivables Transaction or any Investment in a Receivables Subsidiary permitted under the Indenture in connection with a Receivables Transaction;

        (g) transactions with Ri-Rent Europe B.V. and Canlift Co. Ltd. in connection with the ordinary operations of those businesses and which are not material to the Company and its Restricted Subsidiaries, taken as a whole; and

        (h) the issuance of Capital Stock of the Company (other than Disqualified Capital Stock).

     CONDUCT OF BUSINESS

     The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business.

     REPORTS TO HOLDERS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will:

     (1) provide the Trustee and the Holders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

     (2) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) above within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

     In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of the preceding paragraph, the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     The following are "Events of Default":

     (1) default in the payment when due of the principal of or premium on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer;

     (2) default for 30 days or more in the payment when due of interest on any Notes (including additional interest payable under the Registration Rights Agreement);

     (3) the failure to perform or comply with any of the provisions described under "-- Limitation on Asset Sales" or "-- Limitation on Merger, Consolidation and Sale of Assets;"

     (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or in the Notes for 30 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (5) default by the Company or any Restricted Subsidiary under any Indebtedness (which, in the case of a Limited Recourse Receivables Transaction, shall be the recourse obligations of the Company and its Restricted Subsidiaries thereunder) which:

        (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

        (b) results in the acceleration of such Indebtedness prior to its stated maturity;

and the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time, aggregates $20 million or more.

     (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing, aggregating $20 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

     (7) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

     (8) except as permitted by the Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note Guarantee.

     If an Event of Default (other than an Event of Default specified in clause
(7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in clause (7) above occurs with respect to the Company, then the unpaid principal of (and premium) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

     (a) if the rescission would not conflict with any judgment or decree;

     (b) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

     (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

     (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium or interest on any Notes.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     No Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

     (a) such Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to pursue the remedy;

     (c) such Holders of the Notes provide to the Trustee satisfactory indemnity;

     (d) the Trustee does not comply within 60 days; and

     (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to deliver to the Trustee written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year; the status of any Default or Event of Default described and what actions the Company is taking or proposes to take upon respect thereto. The Indenture provides that if a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes on the 91st day after the deposit specified in clause (1) of the second following paragraph, except for:

     (1) the rights of Holders to receive payments in respect of the principal of, premium and interest on the Notes when such payments are due;

     (2) the Company's obligations with respect to the Notes concerning registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

     (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United

         States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the Notes on the stated date for payment thereof;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that:

        (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

        (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this paragraph (except any Default or Event of Default resulting from the failure to comply with "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" as a result of the borrowing of the funds required to effect such deposit) and, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, and the Trustee shall have received Officers' Certificates to such effect on the date of such deposit and, in the case of Legal Defeasance, on such 91st day;

     (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (8) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9) the Company shall have delivered to the Trustee an Opinion of Counsel that is not an employee of the Company to the effect that the trust resulting from the deposit either does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

     (1) either:

        (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

        (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

     (2) the Company has paid all other sums payable under the Indenture and the Notes by it; and

     (3) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Note Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture or the Notes for certain specified purposes, including curing ambiguities, defects or inconsistencies, adding Note Guarantees or covenants, issuing Additional Notes or Exchange Notes, and making other changes which do not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officers' Certificate. Other modifications and amendments of the Indenture or the Notes may be made with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

     (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes or provide for the redemption of any Notes prior to their fixed maturity;

     (4) make any Notes payable in money other than that stated in the Notes;

     (5) make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

     (7) make any change in the ranking of any Note that adversely affects the rights of any Holder;

     (8) eliminate or modify in any manner a Note Guarantor's obligations with respect to its Note Guarantee which adversely affects Holders in any material respect, except as contemplated in the Indenture; or

     (9) make any change in the amendment provisions which require the consent of each Holder or in the waiver provisions which require the consent of each Holder.

GOVERNING LAW

     The Indenture will provide that the Indenture and the Notes will be governed by, and construed in accordance with, the law of the State of New York.

THE TRUSTEE

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

NO PERSONAL LIABILITY

     The Indenture provides that an incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or such Note Guarantor under the Notes (including the Note Guarantees) or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the Commission that such waiver is against public policy.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other terms used herein for which no definition is provided. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

     "8 3/8% Notes" means the $175,000,000 aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2012 issued by the Company under the indenture dated as of June 17, 2002, among the Company as issuer, certain of its Subsidiaries, as guarantors and The Bank of New York, as trustee, as well as any additional notes issued under that indenture.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person, whether or not such Indebtedness was incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary) or such acquisition of assets.

     "Additional Notes" has the meaning set forth under "Additional Notes" above.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Affiliate Transaction" has the meaning set forth under "-- Certain Covenants -- Limitation on Transactions with Affiliates."

     "Asset Acquisition" means:

     (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

     (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

     (3) any Revocation with respect to an Unrestricted Subsidiary.

     "Asset Sale" means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "disposition") by the Company or any Restricted Subsidiary of:

     (a) any Capital Stock (other than Capital Stock of the Company); or

     (b) any property or assets (other than cash or Cash Equivalents) of the Company or any Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under "-- Certain Covenants -- Limitation on Merger, Consolidation and Sale of Assets;"

     (2) the disposition of inventory or obsolete or worn-out assets, including the leasing of inventory by the Company and its Restricted Subsidiaries to its customers (whether or not the leased inventory remains (for tax or accounting purposes) an asset of the Company or a Restricted Subsidiary), in each case in the ordinary course of business;

     (3) dispositions of assets in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;

     (4) for purposes of "-- Certain Covenants -- Limitation on Asset Sales" only, the making of a Restricted Payment permitted under "-- Certain Covenants -- Limitation on Restricted Payments;"

     (5) a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

     (6) any disposition of Receivables Assets pursuant to a Limited Recourse Receivables Transaction which constitutes an Incurrence of Indebtedness by the Company or any Restricted Subsidiary made in accordance with "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness;"

     (7) any disposition of Receivables Assets pursuant to a Qualified Receivables Transaction for fair market value thereof; provided that at least 75% of the consideration therefor consists of cash or Cash Equivalents received by the Company or any Restricted Subsidiary at the time thereof; and

     (8) any disposition constituting a Lien (other than a Sale and Leaseback Transaction) permitted under "-- Certain Covenants -- Limitation on Liens."

     "Asset Sale Offer" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

     "Asset Sale Transaction" means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock,
(2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (3) of that definition.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale and Leaseback Transaction results in Capitalized Lease Obligations, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations."

     "Bank Credit Facilities" means (i) the Amended and Restated Credit Agreement dated June 17, 2002, by and among the Company, its Subsidiaries listed on Schedule 1 thereto, the lenders listed on Schedule 2 thereto, Wachovia Bank, National Association and Bank One, Michigan, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated August 30, 2002, Amendment No. 2 and Waiver Under Amended and Restated Credit Agreement dated February 21, 2003 and Amendment No. 3 Under Amended and Restated Credit Agreement dated April 28, 2003 and (ii) the Second Amended and Restated Financing Agreement, dated June 17, 2002, by and among the Company, its subsidiaries party thereto and Manufacturers and Traders Trust Company (formerly known as Allfirst Bank), as amended by Amendment No. 1 to Second Amended and Restated Financing Agreement dated August 30, 2002, Amendment No. 2 and Waiver Under Second Amended and Restated Financing Agreement dated February 21, 2003 and Amendment No. 3 Under Amended and Restated Financing Agreement dated April 28, 2003, in each case, together with the related documents thereto (including any Guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness or commitments under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders, in each case in the bank credit market.

     "Board of Directors" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means:

     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

     (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

     "Cash Equivalents" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") or any successors thereto;

     (3) commercial paper maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or P-1 from Moody's;

     (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

     "Change of Control" means the occurrence of one or more of the following events:

     (1) any Person or Group is or becomes the "beneficial owner," directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company (including a Successor Entity, if applicable), whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company by the Company or by a direct or indirect holder of Capital Stock of the Company, a merger or consolidation involving the Company, its direct or indirect shareholders or such Person or Group, a sale of assets by the Company, its direct or indirect shareholders, any voting trust agreement or other agreement to which the Company, its direct or indirect shareholders or any such Person or Group is a party or is subject, or otherwise; or

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

     (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of the Indenture.

     For purposes of this definition:

     (a) "beneficial owner" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or upon the occurrence of a subsequent condition.

     (b) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act; and

     (c) any other Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such Person or Group, beneficially owns, directly or indirectly, in the aggregate at least 35% of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation.

     "Change of Control Payment" has the meaning set forth under "-- Change of Control."

     "Change of Control Payment Date" has the meaning set forth under "-- Change of Control."

     "Commission" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

     "Commodity Derivative Agreement" means, in respect of any Person, any commodity swap agreement (including caps, collars, swaptions, forward agreements and other similar instruments or agreements) and/or other types of agreements and instruments designed to hedge commodity risk of such Person.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes all series and classes of such common equity interests.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus or minus the following to the extent deducted or added in calculating such Consolidated Net Income:

     (1) Consolidated Income Tax Expense for such period;

     (2) Consolidated Interest Expense for such period;

     (3) Consolidated Non-cash Charges for such period;

     (4) net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto for such period;

     (5) the cash portion of the Orrville Restructuring Charge taken for such period; less

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     (6) (x) all non-cash credits and gains for such period and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

Notwithstanding the foregoing, the items specified in clauses (1), (3) and (4) for any Restricted Subsidiary shall be added to Consolidated Net Income in calculating Consolidated EBITDA only:

     (a) in proportion to the percentage of the total Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company, and

     (b) to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restriction Subsidiary pursuant to its charter and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

     "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

     (1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) or redemption of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

     (2) any Asset Sale Transaction or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including by giving pro forma effect to any Consolidated EBITDA (provided, that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

     (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

     (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a euro currency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

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     (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of:

     (1) Consolidated Interest Expense, plus

     (2) the product of:

        (a) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of the Company or any Restricted Subsidiary (other than dividends paid in Qualified Capital Stock) or any Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period times

        (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local tax rate of the Company, expressed as a decimal.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for U.S. federal, state, local and non-U.S. income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

     (1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (whether or not interest expense in accordance with GAAP):

        (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Company in the form of additional Indebtedness,

        (b) any amortization of deferred financing costs,

        (c) the net costs under Hedging Obligations (including amortization of fees),

        (d) all capitalized interest,

        (e) the interest portion of any deferred payment obligation,

        (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

        (g) any interest expense on Indebtedness of another Person that is (i) Guaranteed by the Company or one of its Restricted Subsidiaries (excluding interest expense (other than interest expense of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, which is not reimbursed to the Company and its Restricted Subsidiaries) on Indebtedness of customers of the Company or its Restricted Subsidiaries used to finance the purchase of inventory and related services from the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary has an enforceable right to sell such inventory to satisfy the Guaranteed Indebtedness or its reimbursement for payment thereof or similar rights related thereto) or (ii) secured by a Lien on the assets of the Company or one of its Restricted Subsidiaries; in each case whether or not such Guarantee or Lien is called upon; and

     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period.

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

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

     (1) net after-tax gains from Asset Sale Transactions or abandonments or reserves relating thereto;

     (2) net after-tax items classified as extraordinary gains or losses;

     (3) for purposes of calculating Consolidated Net Income pursuant to clause
         (3) of the first paragraph of "-- Certain Covenants -- Limitation on Restricted Payments" only, the net income (or loss) of:

        (A) any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary; or

        (B) a Successor Entity prior to assuming the Company's obligations under the Indenture and the Notes pursuant to "-- Certain
            Covenants -- Limitation on Merger, Consolidation and Sale of
            Assets."

     (4) the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Company at the date of determination as a result of any restriction pursuant to such Restricted Subsidiary's charter or bylaws or any law, regulation, agreement or judgment applicable to any such distribution;

     (5) the net income (but not loss) of any Person other than the Company or a Restricted Subsidiary;

     (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

     (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

     (8) the cumulative effect of changes in accounting principles.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

     "Consolidated Senior Debt Ratio" means, as of any date of determination, the ratio of (x)(A) the total consolidated Indebtedness of the Company and its Restricted Subsidiaries that is Senior Indebtedness minus (B) the total consolidated cash and Cash Equivalents of the Company and its Restricted Subsidiaries, in each case as of the end of the most recent full fiscal quarter for which financial statements are available ending prior to the date of such determination to (y) the aggregate amount of Consolidated EBITDA for the then Four Quarter Period, in each case with such pro forma adjustments to the amounts of consolidated Indebtedness, consolidated cash and Cash Equivalent and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

     "Covenant Defeasance" has the meaning set forth under "-- Legal Defeasance and Covenant Defeasance."

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

     "Credit Derivative Agreement" means, in respect of any Person, any credit derivative or other similar derivative instrument and/or agreement designed to hedge credit risk of such Person.

     "Currency Derivative Agreement" means, in respect of any Person, any foreign exchange contract or currency swap agreement (including any forward agreement, swaption and other similar agreement) or other agreements and instruments designed to hedge foreign currency risk of such Person.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designation" and "Designation Amount" have the meanings set forth under "-- Certain Covenants -- Limitation on Designation of Unrestricted Subsidiaries" above.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.

     "Domestic Restricted Subsidiary" means any direct or indirect Restricted Subsidiary (other than a Receivables Subsidiary) that is organized under the laws of the United States, any state or possession thereof or the District of Columbia.

     "Event of Default" has the meaning set forth in "-- Events of Default."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" means the 8 1/4% senior notes due 2008 being offered pursuant to this prospectus.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

     "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States that are in effect as of the Issue Date.

     "Global Notes" has the meaning set forth under "Book Entry; Delivery and Form."

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

     (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by a binding agreement to keep-well that is by its terms enforceable by one or more Persons, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

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

provided, that "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) obligations, contingent or otherwise, pursuant to Standard Undertakings, or (iii) recourse in Limited Recourse Receivables Transactions. "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Derivative Agreement, Currency Derivative Agreement, Credit Derivative Agreement or Commodity Derivative Agreement.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding).

     "Indebtedness" means with respect to any Person, without duplication:

     (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

     (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3)  all Capitalized Lease Obligations of such Person;

     (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

     (5) all letters of credit, bankers' acceptances or similar credit transactions, including reimbursement obligations of such Person in respect thereof;

     (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

     (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

     (8)  all obligations under Hedging Obligations of such Person;

     (9) all obligations reflected as debt on the balance sheet of such Person in accordance with GAAP in connection with the sale, conveyance, securitization or other transfer of, or the creation of a security interest in, Receivables Assets; and

     (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

        (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and

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

        (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

     "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

     "Interest Rate Derivative Agreement" of any Person means any interest rate swap agreement (including interest rate swaps, caps, floors, collars, swaptions, forward agreements or forward rate instruments and other similar agreements) and/or other types of agreements and instruments designed to hedge interest rate risk of such Person.

     "Investment" means, with respect to any Person, any:

     (1) direct or indirect loan or other extension of credit (including a Guarantee) to any other Person,

     (2) capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or

     (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

"Investment" shall exclude accounts receivable or deposits arising in the ordinary course of business. "Invest," "Investing" and

"Invested" shall have corresponding meanings.

     For purposes of the "-- Limitation on Restricted Payments" covenant, the Company shall be deemed to have made an "Investment" in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

     "Investment Return" means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted
Subsidiary:

     (1) the cash proceeds received by the Company upon the sale, liquidation or repayment of, or the payment of interest on, such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;

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     (2) in the case of the Revocation of the Designation of an Unrestricted
         Subsidiary, an amount equal to the lesser of:

        (a) the Company's Investment in such Unrestricted Subsidiary at the time of such Revocation;

        (b) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary at the time of Revocation; and

        (c) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

     (3) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person, in the case of each of clauses (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment pursuant to clause (3) of "-- Certain Covenants -- Limitation on Restricted Payments" less the amount of any previous Investment Return in respect of such Investment.

     "Issue Date" means the first date of issuance of Notes under the Indenture.

     "Legal Defeasance" has the meaning set forth under "-- Legal Defeasance and Covenant Defeasance."

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, the lessee in respect of a Capitalized Lease Obligation shall be deemed to have Incurred a Lien on the property leased thereunder.

     "Limited Recourse Receivables Transaction" means a sale, conveyance, assignment or other transfer or securitization of, or creation of a security interest in, Receivables Assets by the Company and its Restricted Subsidiaries on a limited recourse basis which constitutes an Incurrence of Indebtedness specified in clause (9) of the definition of "Indebtedness."

     "Material Domestic Subsidiary" means any Domestic Restricted Subsidiary which either: (i) comprised five percent (5%) or more of the assets of Company and its Restricted Subsidiaries on a consolidated basis as of the most recent date for which a balance sheet has been delivered (or is required to have been delivered under "-- Reports to Holders"), or (ii) was responsible for five percent (5%) or more of Consolidated EBITDA for the most recent four fiscal quarters of the Company completed on or before such date without giving effect to clause (b) of the definition thereof.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

     (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

     (2) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

     (3) repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and

     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset

         Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

     "Note Guarantee" means any guarantee of the Company's Obligations under the Notes and the Indenture provided by a Restricted Subsidiary pursuant to the Indenture.

     "Note Guarantor" means any Restricted Subsidiary which provides a Note Guarantee pursuant to the Indenture until such time as such Restricted Subsidiary is released and relieved of its obligations under its Note Guarantee in accordance with the Indenture.

     "Obligations" means, with respect to any Indebtedness, any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture and the Registration Rights Agreement.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary of the Company or any Assistant Secretary of the Company.

     "Officer's Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Trustee.

     "Orrville Restructuring Charge" means the restructuring charge (the cash portion not to exceed $3,400,000) incurred in connection with the closing of the Company's facility in Orrville, Ohio.

     "Permitted Business" means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto, it being understood, for the avoidance of doubt, that any business that permits the Company and its Restricted Subsidiaries to vertically integrate its business or businesses conducted as of the Issue Date shall be considered to be ancillary or complementary thereto.

     "Permitted Indebtedness" means, without duplication, each of the following:

     (1) Indebtedness of $125 million in respect of the Notes (other than Additional Notes);

     (2) Guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under the Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Note Guarantor shall be senior to such Note Guarantor's Guarantee of such Subordinated Indebtedness;

     (3) Indebtedness Incurred by the Company and any Note Guarantor pursuant to the Bank Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $275 million, less the amount of any prepayments or permanent reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with "-- Certain Covenants -- Limitation on Asset Sales" and it being understood that amounts outstanding under the Bank Credit Facilities on the Issue Date are deemed to be Incurred under this clause (3);

     (4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness under the Bank Credit Facilities or otherwise specified under any of the other clauses of this definition of Permitted Indebtedness;

     (5) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

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     (6)  intercompany Indebtedness between the Company and any of its
          Restricted Subsidiaries and between or among the Restricted Subsidiaries; provided, that:

        (a) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and the Indenture, in the case of the Company, or such Note Guarantor's Note Guarantee, in the case of any such Note Guarantor, and

        (b) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (6) at the time such event occurs;

     (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts so long as such overdrafts are paid in full by close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two business days of Incurrence;

     (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (9)  Refinancing Indebtedness in respect of:

        (a) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to clause (1) of "-- Certain Covenants -- Limitation on Incurrence of Indebtedness" (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1)), or

        (b) Indebtedness Incurred pursuant to clause (1) or (4) of this definition;

     (10) Indebtedness of the Company or any Restricted Subsidiary in respect of any Limited Recourse Receivables Transaction, so long as the aggregate Indebtedness reflected on the balance sheet of the Company and its Restricted Subsidiaries in respect of all Indebtedness Incurred under this clause (10) does not exceed $100 million at any time;

     (11) Guarantees of, or other contingent liabilities relating to, loans or other obligations Incurred by customers of the Company and its Restricted Subsidiaries to finance the purchase of inventory or services from the Company and its Restricted Subsidiaries; provided that the amount of such loans or other obligations does not exceed in the aggregate at any one time outstanding (including as outstanding amounts paid by the Company or any of its Restricted Subsidiaries in respect of such loans or other obligations that are not subsequently reimbursed to the Company or any of its Restricted Subsidiaries unless the Company and its consolidated Subsidiaries could Incur $1.00 of additional Indebtedness pursuant to clause (1) of "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" at the time of such payment) $100 million (including such loans or other obligations outstanding on the Issue Date);

     (12) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Bank Credit Facilities).

     "Permitted Investment" means:

     (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a

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          Restricted Subsidiary, except for a Guarantee of Indebtedness of a
          Restricted Subsidiary that is not a Note Guarantor;

     (2)  Investments by any Restricted Subsidiary in the Company;

     (3)  Investments in cash and Cash Equivalents;

     (4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

     (5) Investments permitted pursuant to clause (2)(b) or (e) of "-- Certain Covenants -- Limitation on Transactions with Affiliates;"

     (6) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

     (7) Investments made by the Company or its Restricted Subsidiaries (a) in the form of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" or
          (b) in a Receivables Subsidiary in connection with a Receivables Transaction so long as (i) any such Investment is made substantially concurrently with a disposition of the Receivables Assets in such Receivables Transaction and (ii) the Company and its Restricted Subsidiaries receive cash consideration for such disposition at the time thereof such that the total Investment of the Company and its Restricted Subsidiaries in such Receivables Subsidiary in connection with such Receivables Transaction after receipt of such cash consideration does not exceed 25% of the Fair Market Value of such Receivables Assets;

     (8) Investments made solely in the form of common equity of the Company constituting Qualified Capital Stock;

     (9) Guarantees or other contingent obligations which are Incurred under clause (11) of Permitted Indebtedness; and

     (10) other Investments not to exceed $15 million at any one time outstanding.

     "Permitted Liens" means any of the following:

     (1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law (including Liens for taxes, assessments and other governmental charges) incurred in the ordinary course of business for sums not yet delinquent or as to which the period of grace, if any, related thereto has not expired or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (2) Liens Incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar legislation or obligations under customer servicer contracts, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (3) Liens securing a Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation and property related thereto;

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     (4) purchase money Liens securing Purchase Money Indebtedness Incurred to finance the acquisition of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:

        (a) the related Purchase Money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired, and

        (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

     (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (7) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

     (8) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under "-- Certain Covenants -- Limitation on Liens" and which Indebtedness has been Incurred in accordance with "-- Certain
         Covenants -- Limitation on Incurrence of Additional Indebtedness"; provided, that such new Liens:

        (a) are not materially less favorable to the Holders of Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced, and

        (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

     (9) Liens securing Acquired Indebtedness Incurred in accordance with
         "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that:

        (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary,

        (b) such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

     (10) Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case granted in connection with a Receivables Transaction;

     (11) Any interest of a lessor in property subject to any operating lease;
          and

     (12) Liens to secure Indebtedness Incurred pursuant to clause (3) of the definition of "Permitted Indebtedness."

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     "Person" means an individual, partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables
Assets:

     (1) for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities Incurred or issued by any Person in connection therewith:

        (a) directly or indirectly provides for recourse to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

        (b) directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

        (c) results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder,

     (2) for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Receivables Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company, and

     (3) in connection with which, neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve a Receivables Entity's financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

     "Receivables Assets" means (i) accounts receivable, leases, conditional sale agreements instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case relating to inventory or services of the Company and its Subsidiaries, (ii) equipment and equipment residuals relating to any of the foregoing, (iii) related contractual rights, guarantees, letters of credit, security interests, liens, insurance proceeds, collections and other related assets and (iv) proceeds of all of the foregoing.

     "Receivables Entity" means a Receivables Subsidiary or any Person not an Affiliate of the Company that engages in a Receivables Transaction or issues securities or other interests in connection with a Receivables Transaction.

     "Receivables Subsidiary" means an Unrestricted Subsidiary of the Company that engages in no activities other than Receivables Transactions and activities related thereto and that is designated by the Board of Directors of the Company as a Receivables Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate.

     "Receivables Transaction" means a Limited Recourse Receivables Transaction or a Qualified Receivables Transaction.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

     (1) result in an increase in the Indebtedness of such Person which exceeds an amount equal to the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

     (2) create Indebtedness with:

        (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

        (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, that:

           - if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company,

           - if such Indebtedness being Refinanced is Indebtedness of a Note Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor, and

           - if such Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Restricted Payment" has the meaning set forth under "-- Certain Covenants -- Limitation on Restricted Payments."

     "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

     "Revocation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designation of Unrestricted Subsidiaries" above.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of
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

any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means, at any date, with respect to the Company, any Note Guarantor or, for purposes of item (ii) of clause (1) of the "Limitation on Incurrence of Additional Indebtedness" covenant and the definition of "Consolidated Senior Debt Ratio," any Restricted Subsidiary, as the case may be:

     (1) all Obligations of the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be, under the Bank Credit Facilities, including all Hedging Obligations with respect thereto;

     (2) all Obligations in respect of Indebtedness of the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be, for borrowed money (including the Notes and the Note Guarantees and Obligations in respect of Sale and Leaseback Transactions and Capitalized Lease Obligations) and all Indebtedness (whether or not for borrowed money) specified in clause (9) of the definition of "Indebtedness;" and

     (3) all Obligations pursuant to Standard Undertakings unless, in the case of clauses (1), (2) and (3), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Note Guarantee of such Note Guarantor, as the case may be.

Notwithstanding the preceding, Senior Indebtedness shall not include any liability or Obligation of the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be, in respect of the following:

     (1) U.S. federal, state, local, non-U.S. or other taxes;

     (2) any Indebtedness among or between the Company and any Subsidiary or Affiliate of the Company;

     (3) any trade payables;

     (4) that portion of any Indebtedness that is Incurred in violation of the Indenture;

     (5) any Disqualified Capital Stock;

     (6) any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be; or

     (7) any Indebtedness or other Obligation that is subordinate or junior in right of payment to any other Indebtedness or other Obligation of the Company or such Note Guarantor, as the case may be.

Notwithstanding anything to the contrary herein, for purposes of item (ii) of clause (1) of the "Limitation on Incurrence of Additional Indebtedness" covenant and as used in the definition of "Consolidated Senior Debt Ratio", the term "Senior Indebtedness" shall exclude all Indebtedness (whether or not for borrowed money) specified in clause (9) of the definition of "Indebtedness" and all Obligations pursuant to Standard Undertakings.

     "Significant Subsidiary" shall mean a Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof, except that all references to 10% in Rule 1-02(w) are replaced with 5%.

     "Standard Undertakings" means representations, warranties, covenants and indemnities and similar obligations entered into by the Company or any Subsidiary of the Company in connection with a Receivables Transaction and which, in the case of a Qualified Receivables Transaction, are customary in
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

similar receivables securitization transactions and do not cause the Indebtedness Incurred in connection therewith to constitute Indebtedness of the Company or any Restricted Subsidiary, including following a default thereunder.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Indebtedness" means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be, which shall include the 8 3/8% Notes and any other Indebtedness that ranks pari passu with the 8 3/8% Notes.

     "Subsidiary," with respect to any Person, means any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person's outstanding Voting Stock.

     "Successor Entity" has the meaning set forth under "-- Certain Covenants -- Limitation on Merger, Consolidation and Sale of Assets."

     "Unrestricted Subsidiary" means Fulton Funding Corporation, each Receivables Subsidiary and any Subsidiary of the Company Designated as such pursuant to "-- Certain Covenants -- Limitation on Designation of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

     "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

     (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

     (2) the sum of the products obtained by multiplying:

        (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

        (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding Capital Stock (other than, in the case of a Restricted Subsidiary not organized in the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Person that satisfies this definition of Wholly Owned Restricted Subsidiary.

                         BOOK-ENTRY, DELIVERY AND FORM

     We will initially issue the exchange notes in the form of one or more global notes (the "Exchange Global Note"). The Exchange Global Note will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee. Except as set forth below, the Exchange Global Note may be transferred, in whole and not in part, only to The Depository Trust Company or another nominee of The Depository Trust Company. You may hold your beneficial interests in the Exchange Global Note directly through The Depository Trust Company if you have an account with The Depository Trust Company or indirectly through organizations that have accounts with The Depository Trust Company, including Euroclear and Clearstream. Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

     Except as set forth below, the Exchange Global Notes may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee. Beneficial interests in the Exchange Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See
"-- Exchange of Exchange Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Exchange Global Notes will not be entitled to receive physical delivery of notes in certificated form.

     Transfers of beneficial interests in the Exchange Global Notes will be subject to the applicable rules and procedures of The Depository Trust Company and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of The Depository Trust Company, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of The Depository Trust Company only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of The Depository Trust Company are recorded on the records of the Participants and Indirect Participants.

     The Depository Trust Company has also advised us that, pursuant to procedures established by it:

     (1) upon deposit of the Exchange Global Notes, The Depository Trust Company will credit the accounts of Participants with portions of the principal amount of the Exchange Global Notes; and

     (2) ownership of these interests in the Exchange Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by The Depository Trust Company (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Exchange Global Notes).

     Investors in the Exchange Global Notes who are Participants in The Depository Trust Company's system may hold their interests therein directly through The Depository Trust Company. Investors in the Exchange Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. All interests in an Exchange Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of The Depository Trust Company. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in an Exchange Global Note to such persons will be limited to that extent. Because The Depository Trust Company can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in an Exchange Global Note to pledge such interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE EXCHANGE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium, if any, on an Exchange Global Note registered in the name of The Depository Trust Company or its nominee will be payable to The Depository Trust Company in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Exchange Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

     (1) any aspect of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Exchange Global Notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Exchange Global Notes; or

     (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its Participants or Indirect Participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless The Depository Trust Company has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of The Depository Trust Company. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of The Depository Trust Company, the trustee or us. Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from The Depository Trust Company or its nominee for all purposes.

     Transfers between Participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Crossmarket transfers between the Participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its

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

settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Exchange Global Note in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account The Depository Trust Company has credited the interests in the Exchange Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, The Depository Trust Company reserves the right to exchange the Exchange Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although The Depository Trust Company, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Exchange Global Notes among participants in The Depository Trust Company, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF EXCHANGE GLOBAL NOTES FOR CERTIFICATED NOTES

     An Exchange Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

     (1) The Depository Trust Company (a) notifies us that it is unwilling or unable to continue as depositary for the Exchange Global Notes, and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

     (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

     (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in an Exchange Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Exchange Global Note or beneficial interests in Exchange Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME-DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the notes represented by the Exchange Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Exchange Global Note holder. We will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Exchange Global Notes are expected to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
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

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in an Exchange Global Note from a Participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in an Exchange Global Note by or through a Euroclear or Clearstream participant to a Participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a summary of certain United States federal tax considerations relating to the exchange as well as the ownership and disposition of the notes. As used herein, "U.S. Holders" are any beneficial owners of the notes that are, for U.S. federal income tax purposes, (1) citizens or residents of the United States, (2) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and
(B) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996, and treated as a U.S. Holder prior to such date may also be treated as a U.S. Holder. As used herein, "Non-U.S. Holders" are beneficial owners of the notes, other than partnerships, that are not U.S. Holders for U.S. federal income tax purposes. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal tax consequences of owning and disposing of the notes.

     This summary does not deal with special classes of Holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss notes held as part of a hedge, straddle, "synthetic security," or other integrated transaction. This summary also does not address the tax consequences to (i) persons that have a functional currency other than the U.S. dollar, (ii) certain U.S. expatriates or (iii) shareholders, partners, or beneficiaries of a Holder of notes. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis.

     THIS DISCUSSION IS A GENERAL SUMMARY ONLY; IT IS NOT A SUBSTITUTE FOR TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY, AND ANY OTHER TAX CONSEQUENCES OF THE EXCHANGING AND OWNERSHIP AND DISPOSITION OF THE NOTES.

TAX CONSEQUENCES TO U.S. HOLDERS

INTEREST INCOME

     We anticipate that the notes will be issued with no more than a de minimis amount of original issue discount. In such case, interest paid on the notes will be taxable to a U.S. Holder as ordinary income at

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

the time it accrues or is received in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of original notes for the publicly tradable exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, there will be no U.S. federal income tax consequences to the U.S. Holders exchanging the original notes for publicly tradable exchange notes pursuant to the exchange offer, and a U.S. Holder will have the same tax basis and holding period in the publicly tradable exchange notes as such Holder had in the original notes.

SALE OR EXCHANGE OF THE NOTES

     Upon the sale, exchange, or other disposition of a note, a U.S. Holder will recognize interest income to the extent attributable to accrued interest and taxable gain or loss equal to the difference between the amount realized (after deducting accrued interest) on the sale, exchange, or other disposition and such Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will generally equal the Holder's purchase price of the original note that the Holder exchanged for the publicly tradable exchange note less any principal payments received by the Holder. Gain or loss realized on the sale, exchange, or retirement of a note generally will constitute capital gain or loss. Capital gains of non-corporate Holders derived with respect to notes held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

MARKET DISCOUNT

     A U.S. Holder will be considered to have purchased a note at "market discount" if the holder's adjusted basis in the note is less than its stated redemption price at maturity immediately after its acquisition, unless such market discount is a de minimis amount (generally up to 1/4 of 1 percent of the stated redemption price on the purchase date multiplied by the number of complete years to maturity remaining as of such date). In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, a note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the note. Alternatively, a holder of a note may elect to include market discount in income currently over the life of the note. Such an election applies to all notes with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Market discount accrues on a straight-line basis unless the holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the note with respect to which it is made and is irrevocable. A holder of a note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such note in an amount not exceeding the accrued market discount on such note until the maturity or disposition of such note.

AMORTIZABLE BOND PREMIUM

     A U.S. Holder will be considered to have purchased a note at a premium if the holder's adjusted basis in the note immediately after the purchase is greater than the amount payable on maturity of the note. A holder may elect to treat such premium as "amortizable bond premium," in which case the amount of interest required to be included in the holder's income each year with respect to the interest on the note will be reduced by the amount of the amortizable bond premium allocable (based on the note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

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

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments of principal, interest, and premium, if any, on the notes and payments of the proceeds of the sale of the notes. A backup withholding tax (currently 25%) may apply to such payments if the U.S. Holder fails to comply with certain reporting and certification requirements. Information reporting requirements and U.S. backup withholding tax will not apply to payments to a U.S. Holder that is a corporation. Pursuant to the Economic Growth and Tax Reconciliation Act of 2001 and the Jobs and Growth Tax Relief Reconciliation Act of 2003, the backup withholding rate may increase after 2010. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such Holder's U.S. federal income tax and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The rules governing U.S. federal income taxation of a Non-U.S. Holder of notes are complex, and no attempt is made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their own tax advisors to determine the effect of federal, state, local, and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

INTEREST INCOME

     Generally in the case of a Non-U.S. Holder, interest income that is not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income on a note held by a Non-U.S. Holder will qualify for the "portfolio interest" exemption and therefore will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and provided further that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote;
(2) the Non-U.S. Holder is not a controlled foreign corporation that is related to the issuers through stock ownership; and (3) (A) the Non-U.S. Holder certifies to the payor or the payor's agent, under penalties of perjury, that it is not a U.S. person and provides its name, address, and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form, or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in such capacity certifies to the payor or the payor's agent, under penalties of perjury, that such a statement has been received from the beneficial owner of the notes by it or by a financial institution between it and the beneficial owner and furnishes the payor or the payor's agent with a copy thereof. The applicable United States Treasury Regulations also provide alternative methods for satisfying the certification requirements of clause (3), above. If a Non-U.S. Holder holds the note through certain foreign intermediaries or partnerships, such Holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury Regulations.

     If a Non-U.S. Holder cannot satisfy the requirements for the portfolio interest exemption as described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such Holder provides the payor or the payor's agent with a properly executed (1) Internal Revenue Service Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with a U.S. trade or business as discussed below.

     If a Non-U.S. Holder of a note is engaged in a trade or business in the United States and if interest on the note (or gain realized on its sale, exchange, or other disposition) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be taxed on such effectively connected income in the same manner as if it were a U.S. Holder. Such Holder will be required to

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

provide the payor or the payor's agent with a properly executed Internal Revenue Service Form W-8ECI to claim an exemption from withholding tax. If that Non-U.S. Holder is a corporation, it may be subject to an additional 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its effectively connected earnings and profits from the taxable year.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of the original notes for the publicly tradable exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, there will be no U.S. federal income tax consequences to the Non-U.S. Holders exchanging the original notes for publicly tradable exchange notes pursuant to the exchange offer, and a Non-U.S. Holder will have the same tax basis and holding period in the publicly tradable exchange notes as such Holder had in the original notes.

SALE OR EXCHANGE OF THE NOTES

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain (including any accrued interest if the portfolio interest exemption applies) recognized on a sale, exchange, or other disposition of a note unless
(i) the gain is effectively connected with the U.S. trade or business of the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is an individual, such Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In the case of a Non-U.S. Holder, U.S. backup withholding tax may apply to payments of principal, interest, and premium, if any, on the notes and to payments of the proceeds of the sale of the notes. Information reporting requirements may apply with respect to interest payments on the notes, in which event the amount of interest paid and tax withheld (if any) with respect to each Non-U.S. Holder will be reported annually to the Internal Revenue Service. Information reporting requirements and U.S. backup withholding tax will not apply to payments to a Non-U.S. Holder that is a corporation (as defined under U.S. law). In addition, U.S. backup withholding tax will not apply to such payments to a Non-U.S. Holder if the certification described in clause (3) of "Interest Income," above, is duly provided by such Holder, provided that the payor does not have actual knowledge that the Holder is a United States person. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of notes effected outside the United States by a foreign office of a "broker" as defined in applicable United States Treasury Regulations (absent actual knowledge that the payee is a U.S. person), unless such broker (1) is a U.S. person as defined in the Internal Revenue Code,
(2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for U.S. federal income tax purposes, or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner of the notes is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner provides the certification described in clause (3) of "Interest Income," above, or otherwise establishes an exemption.

     THE U.S. FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE, OWNERSHIP, AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS, AS

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

WELL AS TREATIES, AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS OR TREATIES.

     Except as the securities laws may otherwise require, any confidentiality restrictions with respect to this prospectus do not extend to the U.S. federal income tax treatment and tax structure of the exchange offer.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that exchanges original notes for exchange notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff enunciated in Exxon Capital Holdings Corporation or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of exchange notes obtained by such holder in exchange for original notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that they:

     - are not an affiliate of ours;

     - are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the original notes or the exchange notes;

     - are acquiring the exchange notes in the ordinary course of business; and


     - if they are a broker-dealer, they will receive the exchange notes for their own account in exchange for the original notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 4, 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the exchange notes we are offering will be passed upon for us by Covington & Burling. A copy of the legal opinion rendered by Covington & Burling is filed as an exhibit to the registration statement with respect to the exchange notes offered by this prospectus.

                                    EXPERTS

     The consolidated financial statements of the Company as of July 31, 2002 and 2001 and for each of the three years in the period ended July 31, 2002, which are incorporated by reference in this registration statement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the nine-month periods ended April 30, 2003 and April 30, 2002, which are incorporated by reference in this registration statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in JLG Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 2003 which is incorporated herein by reference, states that they did not audit and they do not express an opinion on the interim financial information contained in that report. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provision of Section 11 of the Securities Act for their report on the unaudited interim financial information because that reports is not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meanings of Section 7 and 11 of the Securities Act.

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

                              JLG INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                                  $125,000,000

                          8 1/4% SENIOR NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
     FOR $125,000,000 OUTSTANDING UNREGISTERED 8 1/4% SENIOR NOTES DUE 2008

                                   PROSPECTUS


                                 AUGUST 8, 2003



UNTIL FEBRUARY 4, 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1741 of the Associations Code of the Commonwealth of Pennsylvania (the "Associations Code") provides that the Company may indemnify a director or officer against his or her expenses and, other than in an action by or in the right of the Company, judgments, fines and amounts paid in settlement in connection with any action or proceeding involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reason to believe his or her conduct was unlawful.

     Section 1742 of the Associations Code provides that in a derivative action, no indemnification shall be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company unless and only to the extent that the appropriate court of the Commonwealth of Pennsylvania shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, the Company is required, pursuant to Associations Code Section 1743, to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any third party or derivative action or proceedings or in the defense of any claim, issue or matter therein. Furthermore, Section 1747 of the Associations Code declares that a corporation's purchase of indemnification insurance for officers or directors is consistent with the public policy of the Commonwealth of Pennsylvania.

     The Company's By-Laws and Articles of Incorporation relating to the limitation of the personal liability of the Company's directors and officers for monetary damages and to the indemnification of the Company's directors and officers (1) limit the personal liability of a director or officer for monetary damages for any act or omission unless the director or officer has breached or failed to perform the duties of his office as required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and (2) require the Company to indemnify directors, officers and employees for liability or expenses incurred in such capacity, except if the person's conduct was determined to constitute self-dealing, willful misconduct or recklessness.

     Pursuant to policies of directors' and officers' liability and corporation reimbursement insurance, the Company's officers and directors are insured, subject to the limits, deductibles, exceptions and other items and conditions of such policies, against liability for an actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents are filed herewith or incorporated herein by reference.


EXHIBIT
NUMBER                              DESCRIPTION OF EXHIBITS
-------                             -----------------------
1                 Purchase Agreement, dated April 30, 2003, among JLG
                  Industries, Inc., the Note Guarantors (as defined therein), the Initial Purchasers (as defined therein) and The Bank of
                  New York, as Trustee.*
2                 Purchase and Sale Agreement, dated as of July 7, 2003, by
                  and among TRAK International, Inc., Textron Inc., JLG
                  Acquisition Corporation, and JLG Industries, Inc.*

EXHIBIT
NUMBER                              DESCRIPTION OF EXHIBITS
-------                             -----------------------
3.1(a)            Articles of Incorporation of JLG Industries, Inc., which
                  appears as Exhibit 3 to the Company's Form 10-Q (File No.
                  1-12123 -- filed December 13, 1996), is hereby incorporated by reference.
3.1(b)            Articles of Incorporation of Access Financial Solutions,
                  Inc., which appears as Exhibit 3.1(b) to the Company's Form
                  S-4 (File No. 333-99217 -- filed September 6, 2002), is
                  hereby incorporated by reference.
3.1(c)            Articles of Incorporation of JLG Equipment Services, Inc.,
                  which appears as Exhibit 3.1(c) to the Company's Form S-4
                  (File No. 333-99217 -- filed September 6, 2002), is hereby incorporated by reference.
3.1(d)            Articles of Incorporation of The Gradall Company, which
                  appears as Exhibit 3.1(d) to the Company's Form S-4 (File
                  No. 333-99217 -- filed September 6, 2002), is hereby
                  incorporated by reference.
3.1(e)            Articles of Incorporation of JLG Manufacturing, LLC., which appears as Exhibit 3.1(e) to the Company's Form S-4 (File
                  No. 333-99217 -- filed September 6, 2002), is hereby
                  incorporated by reference.
3.1(f)            Articles of Incorporation of Fulton International, Inc.,
                  which appears as Exhibit 3.1(f) to the Company's Form S-4
                  (File No. 333-99217 -- filed September 6, 2002), is hereby incorporated by reference.
3.1(g)            Articles of Incorporation of Gradall Industries, Inc., which appears as Exhibit 3.1(g) to the Company's Form S-4 (File
                  No. 333-99217 -- filed September 6, 2002), is hereby
                  incorporated by reference.
3.1(h)            Articles of Incorporation of JLG OmniQuip, Inc.
3.2(a)            By-laws of JLG Industries, Inc., which appears as Exhibit 3 to the Company's Form 10-Q (File No. 1-12123 -- filed March
                  4, 2003), is hereby incorporated by reference.
3.2(b)            By-laws of Access Financial Solutions, Inc., which appears as Exhibit 3.2(b) to the Company's Form S-4/A (File No.
                  333-99217 -- filed September 18, 2002), is hereby
                  incorporated by reference.
3.2(c)            By-laws of JLG Equipment Services, Inc., which appears as
                  Exhibit 3.2(c) to the Company's Form S-4/A (File No.
                  333-99217 -- filed September 18, 2002), is hereby
                  incorporated by reference.
3.2(d)            Code of Regulations of The Gradall Company, which appears as
                  Exhibit 3.2(d) to the Company's Form S-4/A (File No.
                  333-99217 -- filed September 18, 2002), is hereby
                  incorporated by reference.
3.2(e)            Operating Agreement of JLG Manufacturing, LLC., which
                  appears as Exhibit 3.2(e) to the Company's Form S-4/A (File
                  No. 333-99217 -- filed September 18, 2002), is hereby
                  incorporated by reference.
3.2(f)            By-laws of Fulton International, Inc., which appears as
                  Exhibit 3.2(f) to the Company's Form S-4/A (File No.
                  333-99217 -- filed September 18, 2002), is hereby
                  incorporated by reference.
3.2(g)            By-laws of Gradall Industries, Inc., which appears as
                  Exhibit 3.2(g) to the Company's Form S-4/A (File No.
                  333-99217 -- filed September 18, 2002), is hereby
                  incorporated by reference.
3.2(h)            Amended and Restated Bylaws of JLG OmniQuip, Inc.
4.1               Indenture dated as of May 5, 2003, by and among JLG
                  Industries, Inc., the Note Guarantors party thereto, and The
                  Bank of New York, as Trustee, which appears as Exhibit 4 to the Company's Form 10-Q (File No. 1-12123 -- filed May 29,
                  2003), is hereby incorporated by reference.

EXHIBIT
NUMBER                              DESCRIPTION OF EXHIBITS
-------                             -----------------------
4.2               Registration Rights Agreement, dated May 5, 2003, by and
                  among JLG Industries, Inc., the Note Guarantors, and Credit
                  Suisse First Boston LLC, Deutsche Bank Securities, Inc.,
                  Banc One Capital Markets, Inc., BMO Nesbitt Burns Corp.,
                  Credit Lyonnais Securities (USA) Inc., NatCity Investments,
                  Inc. and SunTrust Capital Markets, Inc., as Initial
                  Purchasers.*
4.3               Form of 8 1/4% Senior Exchange Note due 2008 (included in
                  Exhibit 4.1).
4.4               Indenture dated June 17, 2002, by and among JLG Industries,
                  Inc., the Note Guarantors, and the Bank of New York, as
                  Trustee, which appears as Exhibit 4.1 to the Company's Form
                  S-4 (File No. 333-99217 -- filed September 6, 2002), is
                  hereby incorporated by reference.
4.5               Supplemental Indenture, dated as of August 1, 2003, among
                  JLG OmniQuip, Inc., JLG Industries, Inc., and the Bank of
                  New York as Trustee under the Indenture dated as of June 17,
                  2002.
4.6               Supplemental Indenture, dated as of August 1, 2003, among
                  JLG OmniQuip, Inc., JLG Industries, Inc., and the Bank of
                  New York as Trustee under the Indenture dated as of May 5,
                  2003.
5.1               Opinion of Covington & Burling, dated August 8, 2003.
5.2               Opinion of Thomas D. Singer, Senior Vice President and
                  General Counsel of the Company, dated August 8, 2003.
10                Amendment No. 4 and Waiver under Amended and Restated Credit
                  Agreement, dated July 8, 2003, by and among JLG Industries,
                  Inc., JLG Equipment Services, Inc., JLG Manufacturing, LLC,
                  Fulton International, Inc., Gradall Industries, Inc., The
                  Gradall Company, Access Financial Solutions, Inc., JLG
                  Europe BV, JLG Manufacturing Europe BVBA as Borrowers, the
                  Lenders (as defined therein), Wachovia Bank, National
                  Association, as Administrative Agent and Documentation
                  Agent, and Bank One, Michigan, as Syndication Agent.*
12                Statement Regarding Computation of Ratios, which appears as
                  Exhibit 12 to the Company's Form 10-Q (File No.
                  1-12123 -- filed May 29, 2003), is hereby incorporated by
                  reference.
15                Letter Regarding Unaudited Financial Information.*
21                Subsidiaries of the Registrant.
23.1              Consent of Independent Auditors.*
23.2              Consent of Covington & Burling (included in Exhibit 5.1).
23.3              Consent of Thomas D. Singer (included in Exhibit 5.2).
24.1              Powers of Attorney for directors of JLG Industries, Inc.
                  (included on signature pages hereto).*
24.2              Powers of Attorney for directors of Co-Registrants.*
25                Form T-1 Statement of Eligibility of the Bank of New York,
                  as trustee, with respect to the issuance of the Company's
                  8 1/4% Senior Notes due 2008.
99.1              Form of Letter of Transmittal.*
99.2              Form of Notice of Guaranteed Delivery.*
99.3              Form of Letter to Registered Holders and/or DTC
                  Participants.


---------------


* Previously filed

ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, JLG Industries, Inc., has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                         JLG INDUSTRIES, INC.
                                            (Registrant)


                                          By:    /s/ THOMAS D. SINGER

                                          --------------------------------------

                                          Name: Thomas D. Singer


                                          Title:  Senior Vice President
                                              and General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.



SIGNATURE                                                                   TITLE
---------                                                                   -----

*                                                   President and Chief Executive Officer;
------------------------------------------          Chairman of the Board of Directors
WILLIAM M. LASKY


*                                                   Executive Vice President and Chief Financial Officer
------------------------------------------
JAMES H. WOODWARD, JR.


*                                                   Director
------------------------------------------
ROY V. ARMES


*                                                   Director
------------------------------------------
GEORGE R. KEMPTON


*                                                   Director
------------------------------------------
JAMES A. MEZERA


*                                                   Director
------------------------------------------
STEPHEN RABINOWITZ


*                                                   Director
------------------------------------------
RAYMOND C. STARK


*                                                   Director
------------------------------------------
THOMAS C. WAJNERT


*                                                   Director
------------------------------------------
CHARLES O. WOOD, III



* By attorney-in-fact.

Pursuant to the requirements of the Securities Act of 1933, the registrant, Access Financial Solutions, Inc. has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                          ACCESS FINANCIAL SOLUTIONS, INC.
                                                   (Registrant)

                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Vice President, Secretary
                                                  and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.


SIGNATURE                                          TITLE
---------                                          -----

*                                                   President and Director
------------------------------------------
JAMES H. WOODWARD, JR.


*                                                   Vice President, Secretary, Treasurer and Director
------------------------------------------
THOMAS D. SINGER


*                                                   Director
------------------------------------------
WILLIAM M. LASKY

* By attorney-in-fact.

Pursuant to the requirements of the Securities Act of 1933, the registrant, Fulton International, Inc. has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                          FULTON INTERNATIONAL, INC.
                                                (Registrant)

                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Authorized Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.


SIGNATURE                                           TITLE
---------                                           -----

*                                                   President and Director
------------------------------------------
JAMES H. WOODWARD, JR.


*                                                   Treasurer, Controller, and Director
------------------------------------------
JOHN W. COOK


*                                                   Director
------------------------------------------
JAMES WHALEN

* By attorney-in-fact.

Pursuant to the requirements of the Securities Act of 1933, the registrant, Gradall Industries, Inc. has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                          GRADALL INDUSTRIES, INC.
                                               (Registrant)

                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Authorized Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.



SIGNATURE                                           TITLE
---------                                           -----

*                                                   President, Chief Executive Officer and Director
------------------------------------------
WILLIAM M. LASKY


*                                                   Director
------------------------------------------
JAMES H. WOODWARD, JR.


*                                                   Director
------------------------------------------
THOMAS D. SINGER


* By attorney-in-fact.

Pursuant to the requirements of the Securities Act of 1933, the registrant, JLG Equipment Services, Inc., has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                          JLG EQUIPMENT SERVICES, INC.
                                                  (Registrant)

                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Authorized Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.


SIGNATURE                                           TITLE
---------                                           -----

*                                                   President and Chairman of the Board of Directors
------------------------------------------
WILLIAM M. LASKY


*                                                   Secretary, Treasurer, and Director
------------------------------------------
JAMES H. WOODWARD, JR.


*                                                   Director
------------------------------------------
THOMAS D. SINGER

* By attorney-in-fact.

Pursuant to the requirements of the Securities Act of 1933, the registrant, JLG Manufacturing LLC, has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                          JLG MANUFACTURING LLC
                                              (Registrant)

                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Authorized Officer of JLG
                                          Industries, Inc.,
                                              Authorized Member

Pursuant to the requirements of the Securities Act of 1933, the registrant, The Gradall Company, has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.


                                          THE GRADALL COMPANY
                                              (Registrant)

                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Authorized Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.



SIGNATURE                                           TITLE
---------                                           -----

*                                                   President, Chief Executive Officer and Director
------------------------------------------
WILLIAM M. LASKY


*                                                   Director
------------------------------------------
JAMES H. WOODWARD, JR.


*                                                   Director
------------------------------------------
THOMAS D. SINGER


* By attorney-in-fact.

Pursuant to the requirements of the Securities Act of 1933, the registrant, JLG OmniQuip, Inc. has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on August 8, 2003.



                                          JLG OMNIQUIP, INC.
                                           (Registrant)



                                          By:    /s/ THOMAS D. SINGER
                                          --------------------------------------
                                          Name:  Thomas D. Singer
                                          Title:  Authorized Person



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2003.



SIGNATURE                                           TITLE
---------                                           -----

/s/ WILLIAM M. LASKY                                President and Chairman of the Board
------------------------------------------
WILLIAM M. LASKY


/s/ JAMES H. WOODWARD, JR.                          Vice President, Secretary, Treasurer and Director
------------------------------------------
JAMES H. WOODWARD, JR.


/s/ THOMAS D. SINGER                                Vice President, Assistant Secretary and Director
------------------------------------------
THOMAS D. SINGER